UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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TheStreet, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 16, 2018

Dear Fellow Stockholder,

I am pleased to invite you to attend our 2018 annual meeting of stockholders of TheStreet, Inc. The meeting will be held at 9:00 am Eastern Daylight time on May 18, 2018.

With this letter, we are including the notice for the annual meeting, the proxy statement, our annual report for the fiscal year ended December 31, 2017 and a proxy card. Your vote is important. Whether or not you plan to attend the meeting in person, we hope you will vote as soon as possible so that your shares will be represented.

The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Annual Meeting, which includes: (i) the election of three Class I directors of the Company; (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) the advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement and (iv) a proposal to amend and restate the Company’s 2007 Performance Incentive Plan.

The Company’s Board of Directors believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each such matter. Accordingly, I urge you to review the accompanying materials carefully and to vote as soon as possible.

On behalf of the Board of Directors of TheStreet, Inc. we would like to thank you for being a stockholder and express our appreciation for your ongoing support and continued interest in TheStreet, Inc.

Very truly yours,

David Callaway

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet, Inc. (the “Company”) will be held on Friday, May 18, 2018, at 9:00 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019. A proxy card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three Class I directors as named in the proxy statement;

2.	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	The advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay”);

4.	The approval of TheStreet, Inc. 2007 Performance Incentive Plan, as amended and restated; and

5.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 4, 2018 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE. YOU MAY VOTE ON THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

By Order of the Board of Directors,

Heather Mars
Secretary of the Company
New York, New York

April 16, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2018

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

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Table of Contents

(continued)

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PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2018

This Proxy Statement, or a Notice of Internet Availability of Proxy Materials (the “Notice”), is being first mailed on or about April 16, 2018 to stockholders of TheStreet, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2018 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 18, 2018, commencing at 9:00 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

Only stockholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s stock, along with photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, please bring photo identification with you so we can check your name against our list of record holders. If your shares are held in the name of a bank, broker or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

The close of business on April 4, 2018 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 49,188,853 shares of common stock. Each share of common stock is entitled to one vote.

Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

●	Stockholder of Record — If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record of those shares and either the Notice or these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the Annual Meeting.

●	Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, brokerage firm, trustee or other nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee or other nominee on how to vote and are also invited to attend the Annual Meeting. Your bank, brokerage firm, trustee or other nominee is obligated to provide you with voting instructions to follow before the Annual Meeting or a legal proxy if you wish to vote in person at the Annual Meeting. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your Notice or other voting instruction form will include that information. If what you receive from your broker or nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your bank, brokerage firm, trustee or other nominee.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

Proposals:		Board’s Voting Recommendation:

1.	Election of three Class I directors.	“FOR” each nominee to the Board

2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	“FOR”

3.	Advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.	“FOR”

4.	Approval of TheStreet, Inc. 2007 Performance Incentive Plan, as amended and restated.	“FOR”

The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting. In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees. For all other proposals you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly. If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above. Additionally, any of the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

Quorum

The presence (in person or by proxy) of the holders of a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, brokerage firm, trustee or other nominee that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

Voting Requirements

Under the rules of The Nasdaq Stock Market (“Nasdaq”), certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in street name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Discretionary items include the ratification of BDO USA, LLP as our independent registered public accounting firm. On this matter, your brokerage firm may vote your shares held in street name even if you have not given them specific voting instructions. With respect to all other proposals, a broker does not have discretionary authority to vote in the absence of instructions from the beneficial owner. If you do not provide specific voting instructions for such proposals, a broker non-vote will occur. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

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Vote Required

●	Election of Three Class I Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. This means that the number of shares voted “FOR” a director nominee must exceed the number of votes “WITHHELD.” An abstention will have the same effect as a vote “WITHHELD.”

●	Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018 — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

●	Advisory Approval of the Compensation of the Company’s Named Executive Officers As Described in the Proxy Statement — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this advisory proposal. An abstention will have the same effect as a vote against this advisory proposal.

●	Approval of TheStreet, Inc. 2007 Performance Incentive Plan, as Amended and Restated — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

Stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Audit Committee of the Board (the “Audit Committee”) is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by using the ballot provided at the meeting. If you are the beneficial owner of shares held in street name, advance voting instructions must be submitted to your bank, brokerage firm, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the instructions included on your Notice or proxy card or, for shares held in street name, on the Notice or the voting instruction form included by your bank, brokerage firm, trustee or other nominee. If your shares are held in street name and you wish to vote at the meeting, you will need to contact the bank, brokerage firm, trustee or other nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

 The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 17, 2018, the day before the Annual Meeting.

●	Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the web site that appears on your Notice, proxy card or voting instruction form. Have your Notice, proxy card or voting instruction form in hand when you access the web site and follow the instructions.

●	Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week. Have your Notice, proxy card or voting instruction form in hand when you call.

●	Vote by Mail — You may vote by mail by signing and mailing a proxy card or, for shares held in street name, the voting instructions provided by your bank, brokerage firm, trustee or other nominee.

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All shares that have been properly voted and for which the vote has not been revoked will be voted at the Annual Meeting. An inspector of election, provided by Broadridge Financial Solutions, our proxy agent, will attend the Annual Meeting and tabulate the votes.

Changing or Revoking Your Vote

You may change or revoke your proxy instructions at any time prior to the cutoff time for telephone and Internet voting if you vote by either of those methods and otherwise prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy (or revoking your proxy) by voting again using the telephone or Internet prior to the cutoff time (your latest telephone or Internet proxy prior to the cutoff time is the one that will be counted) or by voting in person at the Annual Meeting. For shares held in street name, you may change or revoke your vote by following the instructions provided by your broker or other nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Householding

SEC rules allow the Company to deliver a single copy of our Notice (or, if applicable, our Proxy Statement and Annual Report on Form 10-K) to two or more stockholders of record residing at the same address if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs. Accordingly, your household may have received a single Notice or single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

Similarly, if you share an address with another stockholder and have received multiple sets of our proxy materials, you may contact us in the manner set forth above to request delivery of a single set of these materials in the future.

If your shares are held in street name, you may have received a householding notice from your bank, brokerage firm, trustee or other nominee. Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one Notice or one copy of the proxy materials is being sent to them. If proxy materials are mailed, each stockholder will continue to receive a separate voting instruction form. Stockholders wishing to change this election with their bank, brokerage firm, trustee or other nominee may contact their bank, brokerage firm, trustee or other nominee directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the banks, brokerage firms, trustees or other nominees where their shares are held, and their account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.

Lists of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

 All costs incurred in the solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone, in person or by other means, without additional compensation. We have engaged Morrow & Co. to assist us in the solicitation of votes for a fee of $7,500 plus expenses for these services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy solicitation materials to the beneficial owners of common stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation currently provides for our Board to be divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as practicable. Members of each class hold office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified.

On November 10, 2017, pursuant to the terms of a purchase agreement in connection with a financing transaction we entered into, Kevin M. Rendino was appointed to our Board as a Class I director with a term expiring at the Annual Meeting and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Rendino was appointed to the Board pursuant to a contractual provision in the purchase agreement which provides that so long as the investor he represents continues to own all shares purchased in the financing transaction, the investor shall have the right to designate one member of the Board.

The names of the 2018 nominees and continuing directors, their ages as of the date of the Annual Meeting, and certain other information about them are set forth below.

Nominees for Director

James Cramer, Bowers Espy and Kevin Rendino each have been nominated for election at the Annual Meeting as Class I directors, to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2021 or until their respective successors have been duly elected and qualified. Each of these nominees is a current member of our Board and has consented to being named in this Proxy Statement as a nominee of the Board and to serve if elected. If, prior to the Annual Meeting, any nominee is unable to serve or for good cause will not serve, the Board may designate a substitute. If a substitute is designated, shares represented by validly submitted and unrevoked proxies that would have been voted for the original candidate will be voted for the substituted candidate.

James J. Cramer. Mr. Cramer, 63, is a founder of the Company and has served as a director since May 1998. From June 1996 to December 1998, he served as co-Chair of the Board and from October 2008 to January 2011, served as Chair. He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001, after retiring from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. Mr. Cramer began his journalism career while pursuing his undergraduate studies, and became a “beat” reporter in Tallahassee, Florida covering some of the biggest stories of the day. Currently, Mr. Cramer hosts CNBC programs “Mad Money” and “Squawk on the Street” and appears frequently on various news programs, such as “Meet the Press” and “The Today Show.” The Board believes that Mr. Cramer’s extensive knowledge of financial markets and investing, the Company’s core editorial focus, extensive experience in financial media and journalism, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

Bowers Espy. Mr. Espy, 67, has served as a director of the Company since January 2016 and has over 25 years of experience in finance. After joining Merrill Lynch in 1983 as a vice president, mortgage finance officer and mortgage securities trader, he served in various roles until being named a Managing Director of Investment Banking and Head of the Financial Institutions Restructuring Group in 1989 and then Co-Head of the Depository Institutions Mergers and Acquisitions Department in 1993. After departing Merrill Lynch in 1995, among other ventures, Mr. Espy served as Senior Vice President and Chief Financial Officer of LinkShare Corporation, a pioneering online affiliate marketing company, from 2000 to 2001, and later served on the Board of Directors of Accredited Home Lenders Holding Co., a mortgage company, from 2004 to 2007. Mr. Espy currently serves on the National Advisory Council of the Johns Hopkins University School of Nursing, a role he has enjoyed for over 14 years. Mr. Espy is also the sole trustee of the charitable grantor trust organized and funded by TheStreet’s founder, James J. Cramer, in connection with TheStreet’s Action Alerts PLUS product as a vehicle for subscribers to track the performance of Mr. Cramer’s Action Alerts PLUS stock recommendations. Mr. Espy is not involved in any investment decisions undertaken by the trust and receives no compensation for serving as trustee. Mr. Espy holds M.A. and B.S. degrees in Economics from the University of Florida. The Board believes that Mr. Espy’s extensive financial business acumen and his long history with Action Alerts Plus, makes him a suitable member of the Board, able to provide valuable insight and advice.

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Kevin Rendino. Mr. Rendino, 51, has served as a director of the Company since November 2017 and has over thirty years of experience in finance and investing. For over twenty years, from 1988 to 2012, Mr. Rendino worked on one fund, the Basic Value Fund, with a consistent Graham and Dodd focus, at BlackRock/Merrill Lynch. He was the team leader, overseeing 11 funds and $13B in assets, a member of Blackrock’s Leadership Committee and a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. For the entirety of his money management career at BlackRock/Merrill Lynch, Mr. Rendino ranked in the top quartile and beat the competitor average and the SPX by over 100 basis points. He received numerous Lipper awards for Investment Excellence during his tenure. From 2012 to 2016, Mr. Rendino served as Chairman and Chief Executive Officer of RGJ Capital, where he led a Graham and Dodd approach to value investing. Mr. Rendino, has served as Chairman and Chief Executive Officer of 180 Degree Capital since March 2017. He has served as a member of the Board of 180 Degree Capital since June 2016. Since early 2016, Mr. Rendino has served on the board of directors of Rentech Inc., a global wood fiber company. In 1988, Mr. Rendino graduated from the Carroll School of Management at Boston College (B.S.). The Board believes that Mr. Rendino’s three decades of Wall Street experience and expertise in capital markets, value investing and global equity markets makes him a suitable member of the Board, able to provide valuable insight and advice.

The Board’s Recommendation

The Board believes that the continued service of Mr. Cramer, Mr. Espy and Mr. Rendino as directors is in the best interests of our stockholders.

In addition, each of the Company’s nominees has professional experience in areas relevant to our strategy and operations and offers experience, leadership and continuity at a critical time for the Company’s future. Mr. Cramer, as founder of the Company and with extensive knowledge of financial markets and investing, brings a depth of knowledge of the Company and of the media services industry, Mr. Espy provides the Board with experience gained through his service in executive leadership roles related to financial services and Mr. Rendino provides the Board with a breadth of experience in finance and investment knowledge.

We further believe that our nominees have other attributes necessary to create an effective board: high personal and professional ethics; integrity and values; vision and long-term strategic perspective; practical judgment and excellent decision-making skills; the ability to devote significant time to serve on our Board and its committees and to continue to work in a collaborative manner with other board members; and a commitment to representing the long-term interests of all our stockholders.

Therefore, the Board of Directors unanimously recommends that stockholders use the proxy card to vote
FOR the election of each of James Cramer, Bowers Espy and Kevin Rendino as Class I directors.

Information about Continuing Directors

The current Class II directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2019, or until their successors have been duly elected and qualified, are as follows:

David Callaway. Mr. Callaway, 54, has served as the Company’s Chief Executive Officer since June 2016. Prior to joining the Company, Mr. Callaway served as Editor-in-Chief of USA Today since July 2012, a subsidiary of Gannett Co., Inc. Prior to joining Gannett, Mr. Callaway served as Editor-in-Chief of MarketWatch, Inc. (and its predecessor CBS MarketWatch) between 2003 and 2012. Prior to serving as Editor-in-Chief of MarketWatch, he was executive editor and managing editor, dating back to 1999. Before MarketWatch, Mr. Callaway held positions as a securities industry reporter at Bloomberg and as a columnist at the Boston Herald. Mr. Callaway holds a BA and MA in Journalism from Northwestern University. The Board believes that Mr. Callaway’s long and extensive record of success in financial media and journalism make him a suitable member of the Board, able to provide valuable insight and advice.

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Larry S. Kramer. Mr. Kramer, 67, has served as the Company’s Chair of the Board since December 2015. He first joined the Company’s Board in October 2015 and was the Company’s Interim President and Chief Executive Officer from February 2016 through June 2016. Mr. Kramer has over 40 years of experience in media and publishing and currently serves on the board of directors of MDC Partners Inc., a marketing and communications network, and Gannett Co., Inc., a media company, and previously served Gannett Co., Inc. as President and Publisher of USA TODAY from May 2012 to June 2015. Prior to joining Gannett, he was a media consultant and adjunct professor of Media Management at the Newhouse School of Communications at Syracuse University. From January 2008 to January 2010, Mr. Kramer was a Senior Advisor of Polaris Venture Partners. From March 2005 until March 2008, he served in a number of positions at CBS, including President of CBS Digital Media. Prior to joining CBS, he was Chair, CEO and Founder of MarketWatch, Inc. from 1995 until its sale to Dow Jones in January 2005. He was Founder, Executive Editor, and President of Data Sport Inc. from 1991-1994 and joined Data Broadcasting Corp. as Vice President in 1994 following its acquisition of Data Sport. Prior to founding Data Sport, he spent more than 20 years in journalism as a reporter and editor, including as Assistant Managing Editor and Metro Editor of the Washington Post and Editor of the San Francisco Examiner. While a journalist, he won several awards for reporting, including the National Press Club Award, and while an editor, his staff won two Pulitzer Prizes. Mr. Kramer serves on the board of directors of Harvard Business Publishing and the board of trustees of Syracuse University. He was a founding board member and former Chair of The Online Publishers Association and previously served on the public company boards of Discovery Communications, Inc. (2008-2012) and Answers Corp. (2005-2011). The Board believes that Mr. Kramer’s long and extensive record of success in financial media and journalism make him a suitable member of the Board, able to provide valuable insight and advice.

The current Class III directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2020, or until their successors have been duly elected and qualified, are as follows:

Sarah Fay. Ms. Fay, 55, has served as a director of the Company since May 2012 and has more than 20 years of experience in the marketing services industry, with a track record of leveraging technology to deliver groundbreaking new models for advertising and media. Since February 2018, Ms. Fay has served on the board of directors of j2 Global, Inc., an Internet services company focused on Business Cloud Services and Digital Media, where she is also a member of the compensation and corporate governance committees. Ms. Fay has served as a partner in Boston-based venture capital firm Glasswing Ventures since January 2016. Prior to joining Glasswing Ventures, between May 2009 and January 2016, Ms. Fay was primarily engaged by her board membership and advisor roles, which are described below. From April 2008 to May 2009, Ms. Fay served as Chief Executive Officer of Aegis Media North America, a media and digital marketing communications company, where she was also responsible for launching and growing a significant part of that business during her eleven year tenure. Prior to this position, Ms. Fay served as President of Carat US and Isobar US, where she was tasked with the integration of digital and traditional media services. During her tenure at Aegis, she launched the company’s U.S. digital offering, building a full service digital marketing agency and, ultimately, a network of agencies under the Isobar umbrella. She led the charge to acquire and integrate six specialist digital marketing firms: Vizium, Lot 21, Freestyle Interactive, AMMO, iProspect, and Molecular. Ms. Fay serves on the board of directors of several prominent independent digital marketing and advertising companies, such as Celtra, Inc., Women’s Marketing, Inc., and SocialFlow. In addition, Ms. Fay participates as a board advisor to several startups in the advertising technology space including clypd, Viral Gains, Evidon, Mavrck, Namely, AdDaptive Intelligence, Linkable Networks, and associations MITX and the Ad Club of Boston. The Board believes that Ms. Fay’s extensive experience in the media services industry, with particular knowledge of the digital media, marketing, and advertising industries, as well as her service as a director of a number of other companies, makes her a suitable member of the Board, able to provide valuable insight and advice.

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Stephen Zacharias. Mr. Zacharias, 68, has served as a director of the Company since June 2015 and has over 40 years of financial related experience in leadership positions. Since March 2003 he has owned and served as the managing partner of Transact Capital Partners, LLC, a financial M&A advisory firm, and its affiliated investment banking firm Transact Capital Securities LLC, member of FINRA and SIPC. Since 2006, Mr. Zacharias has served on the board of directors and as audit committee chair of Invictus Financial Inc. (formerly Stockgroup Media, Inc.), a publicly-traded corporation. From 1997 to 2003 Mr. Zacharias served on the board of Hoovers, Inc., during which time Hoovers, Inc. was a publicly-traded corporation. In the 1990s he served as corporate treasurer of Media General, Inc., which was a publicly-traded corporation, and as audit director of a Fortune 1000 company throughout the 1980s. Mr. Zacharias has also served on various private boards, is a former certified public accountant and currently holds a Series 79 certification with FINRA. The Board believes that Mr. Zacharias’s extensive financial background and investment knowledge, makes him a suitable member of the Board, able to provide valuable insight and advice.

Betsy Morgan. Ms. Morgan, 49, has served as a director of the Company since September 2016. She has been serving as an Executive in Residence at LionTree Advisors, LLC, an advisory firm focused on technology, media and telecommunications since February 2016. Prior to joining LionTree, Ms. Morgan served as President of TheBlaze Inc., a multi-platform network delivering news, information and entertainment from January 2011 to July 2015. Ms. Morgan also served as the first CEO of The Huffington Post, where she led the award winning site to rapid audience and revenue growth. Prior to The Huffington Post, she spent ten years at CBS as Senior Vice President for CBS Interactive and the General Manager of CBSNews.com. Under Ms. Morgan’s leadership, CBSNews.com’s excellence was recognized with several industry awards. She is currently on the Board of Directors of Chartbeat, a web analytics company, Trusted Media Brands, Inc., a global media and direct marketing company, and CommerceHub, a provider of hosted integration, drop ship fulfillment, and product content management for multi-channel e-commerce merchants. Ms. Morgan holds a BA in Political Science and Economics from Colby College, where she currently serves on the Board of Trustees, and an MBA from Harvard Business School. The Board believes that Ms. Morgan’s extensive experience in media as well as her financial background and investment knowledge make her a suitable member of the Board, able to provide valuable insight and advice

Executive Officers

The following sets forth certain information regarding current executive officers of the Company, including their ages as of the date of the Annual Meeting. Information pertaining to Mr. Callaway, who is both the Chief Executive Officer and a director of the Company, may be found in the section above entitled “Information about Continuing Directors.”

Eric Lundberg. Mr. Lundberg, 60, joined the Company in January 2016 as the Company’s Chief Financial Officer. Mr. Lundberg previously served as Senior Vice President and Chief Financial Officer of ALM Media, LLC, an integrated media company focused on the legal and commercial real estate sectors, from January 2008 to January 2015. He was also a member of ALM Media’s board of directors. Mr. Lundberg joined ALM Media from Penton Media, Inc., where he served as Executive Vice President and Chief Financial Officer from November 2006 to January 2008. Prior to joining Penton Media, Mr. Lundberg held various financial positions within American Lawyer Media (predecessor to ALM Media, LLC), including Vice President of Finance and Chief Financial Officer, from 1995 to 2006. Mr. Lundberg began his professional career at PriceWaterhouse, a predecessor firm of PricewaterhouseCoopers LLP, a multinational professional services firm. Mr. Lundberg holds a BS in Accounting from Lehigh University.

Jeff Davis. Mr. Davis, 57, has been the President of Institutional Services for the Company since November 2016, leading the growth of The Deal and BoardEx. Mr. Davis brings more than 25 years of institutional markets experience to the Company, joining from Barclays Bank Plc in New York where he was a managing director and global head of client strategy for its institutional capital markets business from November 2014 to April 2016. Prior to that, he was the global head of execution and advisory for the Barclays Wealth business, based in London from August 2012 to October 2014. Before joining Barclays, Mr. Davis spent two decades building and growing technology enabling information businesses and held a number of senior leadership roles including president and operating officer of Dow Jones Licensing, as well as general manager and executive vice-president of MarketWatch Inc. He is a graduate of Miami University and holds a MBA from New York University Stern School of Business.

Margaret de Luna. Ms. de Luna, 42, joined the Company in March 2016 as President of TheStreet.com, the Company’s consumer-facing business. Ms. de Luna previously held the position of Vice President of Product at Praetorian Digital, the leading digital media company in the public safety and local government market, from December 2015 to March 2016. Prior to joining Praetorian Digital, Ms. de Luna held various management positions within MarketWatch, including Director of Product Management and Interim General Manager, from September 2004 to August 2015. She also served as a board member of the Software Information & Industry Association’s ABM/CISD division, now known as Connectiv, from February 2015 to July 2015. Ms. de Luna holds a BA in English from the University of Texas at Austin.

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Rachelle Zorn. Ms. Zorn, 48, has served as President of RateWatch since June 2011. RateWatch maintains the nation’s largest historical and real-time database of deposit, loan, and fee information from more than 100,000 financial institutions. Ms. Zorn joined RateWatch in 2001 as Vice President of Sales & Marketing responsible for sales, retention, marketing, and customer service. In 2004 Rachelle assumed responsibility for company-wide operations and, tasked with assessing the business for maximum performance, she increased profit margins by 40%. RateWatch was subsequently sold to TheStreet in 2007 with Rachelle as RateWatch’s Chief Operations Officer. From 2009 until 2014 Rachelle also served as the Vice President of Inside Sales & Customer Service for TheStreet’s consumer-facing, premium services division. Prior to joining RateWatch, Rachelle held various positions in call center, payroll, and health service industries. Rachelle earned a bachelor’s degree in marketing and communications from the University of Wisconsin and resides in Fort Atkinson, Wisconsin.

There are no family relationships between any director or executive officer of the Company.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Restated Certificate of Incorporation, as amended, and By-laws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Corporate Governance Guidelines and the Code of Ethics, please visit the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board of Directors and Committees

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds special meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings.

During fiscal 2017, the Board held twenty-three meetings and each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director or member of the applicable committee.

Independence of Directors

The Board has determined that six of its current eight members are “independent” as that term is described under listing requirements of Nasdaq. Under these standards, a director is not independent if the director has certain specified relationships with the Company or any other relationship, which in the opinion of the Board would interfere with the director’s exercise of independent judgment as a director. The independent directors are: Mr. Espy, Mr. Rendino, Ms. Fay, Ms. Morgan, Mr. Kramer and Mr. Zacharias.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. In addition to these standing committees, the Board from time to time may establish special committees to which authority may be delegated with respect to particular matters. The functions of the standing committees, their members and the number of meetings held during fiscal year 2017 are described below.

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The Audit, Compensation, and Nominating and Corporate Governance Committees are currently composed of the following members:

	Audit	Compensation	Nominating and Corporate Governance
Sarah Fay		✓	✓, Chair
Stephen Zacharias	✓	✓, Chair
Betsy Morgan	✓		✓
Bowers Espy	✓, Chair	✓
Larry Kramer			✓
Kevin Rendino*	✓

  = Audit Committee Financial Expert

*Mr. Rendino joined the Audit Committee on January 1, 2018

  Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company including ensuring the integrity of the Company’s financial statements. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Audit Committee currently consists of Mr. Espy, who serves as its chairman, Mr. Zacharias, Mr. Rendino and Ms. Morgan. All of the current members of the Audit Committee are independent under the Nasdaq corporate governance listing standards and satisfy the additional Nasdaq and SEC independence requirements for audit committee members, as well as Nasdaq rules for financial literacy. In addition, the Board has determined that Mr. Espy, the Chairman of the Audit Committee, Mr. Zacharias, Ms. Morgan and Mr. Rendino are “audit committee financial experts” as defined under SEC rules. The Audit Committee held four meetings during fiscal year 2017. The Audit Committee operates under a written charter adopted by the Board, available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Compensation Committee. The Compensation Committee makes the final determinations concerning the compensation of the Company’s executive officers, oversees retention planning for the Company’s senior management and other key employees, administers the Company’s incentive and equity based compensation plans and makes recommendations to the Board regarding the compensation of the Company’s directors. The Compensation Committee requests the Company’s Chief Executive Officer to make compensation recommendations for the Company’s other senior managers (including the other named executive officers) and also obtains the Chief Executive Officer’s evaluations of each senior manager’s performance. The Compensation Committee currently consists of Mr. Zacharias, who serves as its chairman, Ms. Fay and Mr. Espy. The members of the Compensation Committee are independent under SEC and Nasdaq corporate governance listing standards. The Compensation Committee held eight meetings during fiscal 2017. The Compensation Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

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Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates, recommends candidates for appointment or election to the Board and advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee currently consists of Ms. Fay, who serves as Chairman, Ms. Morgan and Mr. Kramer. The members of the Nominating and Corporate Governance Committee are independent under SEC and Nasdaq corporate governance listing standards. The Nominating and Corporate Governance Committee held seven meetings during fiscal 2017. The Nominating and Corporate Governance Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board Leadership and Oversight of Strategy and Risk

With the appointment of David Callaway as Chief Executive Officer in June 2016, Mr. Kramer resumed his role as Non-Executive Chair to ensure robust independent leadership on the Board and in recognition of the high demands of the Chair and Chief Executive Officer roles. The role of the Non-Executive Chair, as designed by the Board, is to organize Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management, and to liaise with the Chief Executive Officer in reviewing the strategic direction for the Company. The Non-Executive Chair is also responsible for maintaining an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board; providing the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and ensuring that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his or her responsibilities, the Non-Executive Chair is directed to preserve the distinction between management and Board oversight by (i) ensuring that management develop corporate strategy and risk management practices; and (ii) focusing the Board to review and express its judgments on such developments.

Each of our directors, other than Mr. Callaway, our Chief Executive Officer, and Mr. Cramer, a founder of the Company, are independent and the Board believes that the independent directors provide effective oversight of management.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and other risks which may impact the financial health of the Company, such as information security. The Nominating and Governance Committee (as well as the Audit Committee in the context of related party transactions) manages risks associated with the independence of the members of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board is also integrated into strategic planning, exercises robust oversight and tests and challenges both strategy and implementation. The Board undertook a comprehensive review of the Company’s long term strategy in 2017 and regularly reviews information regarding the Company’s industry, operations, balance sheet and technology considerations, among other things, as well as the risks associated with each. The Board actively reviews the Company’s long-term plans, with a focus on its implementation and the Company’s progress, and is committed to doing so regularly.

Director Nominations

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Nominating and Corporate Governance Committee may also engage third-party search firms to assist it in identifying director candidates.

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To have a potential director candidate considered by the Nominating and Corporate Governance Committee, a stockholder of record (“Record Stockholder”) must submit the recommendation in writing and must include the following information: (i) name and address of Record Stockholder submitting the recommendation; (ii) name, age, business and residential address, educational background, current principal occupation and employment for the preceding five full fiscal years of the proposed director candidate; (iii) description of the qualifications and background of the proposed director candidate indicating the particular skills or expertise the candidate would bring to the Board; (iv) consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting; (v) number of shares of the Company’s stock owned by the Record Stockholder submitting the recommendation and the length of time such shares have been held and a representation of share ownership in accordance with the requirements of the Company’s Amended and Restated By-Laws and policies; (vi) description of all relationships, arrangements or understandings between the Record Stockholder and the proposed director candidate; (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director; and (viii) any other information required by the Company’s Amended and Restated By-Laws.

The Company’s Nominating and Corporate Governance Committee will consider candidates recommended for nomination to the Board by Record Stockholders if submitted on a timely basis to the Company’s Secretary. Such submissions must be delivered to or mailed and received at the principal executive offices of the Company as set forth in its By-Laws, which currently require such notice to be provided not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Record Stockholder in order to be timely must be so received not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting.

In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Nominating and Corporate Governance Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) leadership experience; (iii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iv) commitment to representing the interests of all stockholders of the Company; (v) diversity in skills, experience and background; (vi) ability to devote sufficient time to Board activities, including consideration of service on other public company boards; and (vii) status under all applicable independence requirements. Candidates recommended by stockholders will be considered under the same criteria as candidates recommended by other sources.

The Nominating and Corporate Governance Committee process for evaluating a director candidate may include, without limitation, any or all of the following steps: (i) review publicly available information about the candidate; (ii) request additional information from the candidate (or the submitting stockholder) to review his or her qualifications; (iii) conduct interviews with the candidate; (iv) contact the candidate’s references and/or other sources of firsthand information about the candidate; (v) cause to be assembled information concerning the background and qualification of the candidate, including information concerning the candidate to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person recommending the candidate; (vi) determine if the candidate satisfies minimum qualifications required by the Nominating and Corporate Governance Committee of candidates for election as director; (vii) determine if the candidate possesses any of the specific qualities or skills that under the Nominating and Corporate Governance Committee’s policies must be possessed by one or more members of the Board; (viii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (ix) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Company’s Policy and Procedures for Nomination of Directors is included as Attachment A to the Company’s Corporate Governance Guidelines, which are available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board Effectiveness; Director Assessment; Board Education

It is important that the Board and its committees are performing effectively and in the best interests of the Company and its stockholders. Therefore, our Board of Directors performs an annual self-assessment, led by the Chair of our Nominating and Corporate Governance Committee, to among other things, evaluate the effectiveness of the Board and its committees in fulfilling their respective obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The most recent evaluation was conducted earlier this year and included a review of the effectiveness of the Board and each of its committees as well as review of the current size and composition of the Board.

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In addition, the Company provides membership in the National Association of Corporate Directors to all Board members to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.

Diversity Policy

The Board has not adopted a formal policy with respect to Board diversity. Nevertheless, the Nominating and Corporate Governance Committee and the Board intend to consider, when evaluating potential candidates to join the Board, whether the candidate’s background may add diversity to the Board to potentially enhance the variety of perspectives that may be brought to bear in carrying out the Board’s duties.

Stockholder Outreach

During 2017, the Board determined to identify, approach and formally establish a more active dialogue with our largest stockholders and conduct an extensive review of our corporate governance practices. As we have done in the past, we reached out to our largest stockholders in an effort to ensure that our Board and management understand and consider the issues that matter most to our stockholders. Through this program and since its commencement, we received and continue to periodically receive helpful input regarding a number of stockholder-related matters, and have adopted a number of significant changes to our corporate governance practices.

For example, at our 2017 Annual Meeting of Stockholders, our stockholders approved, in a non-binding advisory vote, the compensation of our named executive officers with approximately 57% of the votes cast voting in favor. This vote is commonly known as the “say-on-pay” vote. While this represents a majority stockholder support, it is below what our Compensation Committee deems acceptable. In response, the Company reached out to a number of our major investors to discuss their feedback and had conference calls with stockholders to discuss, among other matters, our compensation programs and our governance practices. In these calls, stockholders in particular requested that James Cramer’s employment agreement, which was set expire on December 31, 2017, be amended and restated to decrease the guaranteed amount of Mr. Cramer’s royalty payment. On November 8, 2017, we amended and restated Mr. Cramer’s employment agreement to, among other things, decrease the guaranteed amount of Mr. Cramer’s royalty payment from $2,500,000 per year to $2,000,000 per year, putting a greater portion of Mr. Cramer’s target direct compensation at risk.

We do not expect that we will always be able to address all of our stockholders’ feedback. However, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the Company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors, any committee of the Board, or any individual director, by sending a letter to the Board or the appropriate committee or director c/o the Secretary of the Company at TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

All such correspondence shall be collected, organized and processed by the Secretary of the Company and forwarded to the appropriate director, committee, or full Board depending on the facts and circumstances outlined in the communication received. All matters concerning accounting, internal, controls or other audit matters, will be promptly forwarded to the Chair of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters. Comments or questions regarding the nomination of directors and other corporate governance matters will generally be referred to the Chair of the Nominating and Corporate Governance Committee.

The Board encourages all directors to attend annual meetings of the stockholders of the Company. Six members of the Board serving at the time of the 2017 Annual Meeting attended the meeting.

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Corporate Governance Guidelines and Code of Ethics

We have adopted Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, By-laws and charters of the committees of our Board, form the framework for our corporate governance. We have also adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers. Both our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website in the Investor Relations section at http://investor-relations.thestreet.com, under “Corporate Governance.” To the extent mandated by legal requirements, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements.

Related Person Transaction Policy and Procedures

The Company has a written policy pursuant to which the Audit Committee reviews and approves or ratifies any transaction or series of transactions involving more than $20,000 (satisfying Nasdaq rules which only require review of any transaction or series of transactions involving more than $120,000) in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

(1)	the related person’s relationship to the Company and interest in the proposed transaction;

(2)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(3)	the benefits to the Company of the proposed transaction;

(4)	the impact on a director’s independence;

(5)	the availability of other sources for comparable products or services;

(6)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

(7)	any other matters the Audit Committee deems appropriate.

In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal. In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended. No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consist of Mr. Zacharias, chairman, Ms. Fay and Mr. Espy. Each of them is independent and none of them are employees or former employees of the Company. During fiscal year 2017 none of the Company’s executive officers served on the compensation committee (or equivalent) or the board of directors of another entity, an executive officer of which served on the Company’s Compensation Committee or Board.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of BDO, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time in the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

BDO has audited our consolidated financial statements since it was first appointed in fiscal year 2013. We expect that representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Fees of Independent Registered Public Accountants

The Company’s independent registered public accounting firm was BDO for fiscal years ending December 31, 2017 and 2016. The following table sets forth the aggregate fees billed to the Company by BDO for services rendered with respect to such fiscal years:

	2017	2016
Audit Fees (1)(3)	$524,363	$421,468
Audit-Related Fees	—	—
Tax Fees (2)	170,853	261,422
All Other Fees	—	—
Total Fees	$695,217	$682,890

(1)	In accordance with SEC rules, audit fees are fees that the Company paid to its independent registered public accounting firm for the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Tax fees for 2017 relate to (i) preparation and filing of the Company’s fiscal 2016 tax returns, as well as fees billed for professional services and tax compliance, tax advice and tax planning and (ii) assistance with a sales and use tax audit, and tax restructuring and a transfer pricing study related to Management Diagnostics Limited. Tax fees for 2016 relate to (i) preparation and filing of the Company’s fiscal 2015 tax returns, as well as fees billed for professional services and tax compliance, tax advice and tax planning and (ii) research for the sales and use tax voluntary disclosure process, and tax restructuring related to Management Diagnostics Limited.

(3)	Fees for 2016 have been revised by $35,000 to update the amounts to reflect the resolution of final fees, which occurred subsequent to the filing of the proxy statement.

The Audit Committee pre-approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

2017 Audit Committee Report

As described more fully in its charter, the purpose of the Audit Committee, which consists solely of directors who satisfy applicable independence requirements of Nasdaq and SEC rules, is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. The Company’s management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures desired to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as required.

Generally, at meetings of the Audit Committee held throughout the year, the Audit Committee met with senior members of the Company’s finance department and members of the audit engagement team of the Company’s independent registered public accountant. The Audit Committee also met regularly with the Company’s General Counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Audit Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements, as well as management’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee as required by professional standards. The Audit Committee has also discussed with BDO, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” and Rule 2-07 of the Regulation S-X “Communication with Audit Committees”, of Regulation S-X. The Audit Committee also has received the written disclosures and the letter from BDO as required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO the independence of BDO.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

In determining whether to engage or re-engage an audit firm, the Audit Committee annually considers, among other factors, the firm’s qualifications, performance and independence, including that of the lead partner, to determine whether the firm will serve in the best interest of the Company and its shareholders. In deciding whether to re-engage BDO, the Audit Committee also reviewed the non-audit services provided by BDO, the fees the Company paid for these non-audit services, and whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm.

In addition, as part of the appointment process and in accordance with regulatory guidance and BDO’s policies regarding audit partner rotation requirements which limit the number of consecutive years an individual partner may serve as a lead or concurring audit partner, BDO assigned a new lead audit partner effective for fiscal year 2018 to replace the lead audit partner who had served in that capacity for the past five years. Prior to this assignment, the committee met with the candidate and discussed his background, experience and independence, and determined he was qualified to serve in the role of lead audit partner.

Based on the foregoing, the Audit Committee has retained BDO as the Company’s independent registered public accounting firm for fiscal year 2018.

Submitted by the Audit Committee of the Company’s Board of Directors
Bowers Espy, Chair
Stephen Zacharias

Betsy Morgan

Kevin Rendino

Compensation of Directors

Set forth below is a general description of our non-employee director compensation policy which was in effect during fiscal 2017.

Annual Cash Retainer. Each non-employee director receives an annual cash retainer in the amount of $30,000 for service on the Company’s Board. The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th and December 31st) and pro-rated as necessary to reflect service commencement or termination during the quarter.

Committee Chair Retainers. In addition to the fees set forth above, the chair of each committee receives the following additional annual cash fees (payable quarterly in arrears and pro-rated for partial service in a quarter), to compensate him or her for the additional responsibilities and duties of the position:

Audit – $20,000

Compensation – $15,000

Nominating and Corporate Governance – $10,000

Non-Executive Chair Retainer. In addition to the fees set forth above, the Non-Executive Chair receives an annual cash retainer of $20,000 (payable quarterly in arrears and pro-rated for partial service in a quarter).

Fees for Additional Services. Mr. Zacharias and Mr. Espy each received an additional cash payment of $25,000 and $10,000, respectively, in consideration of the additional services that each undertook during 2017 above and beyond the normal expectations of directors during 2017. Specifically, with respect to Mr. Zacharias, his service as chairman of a strategic committee related to the retirement of the Company’s Series B Preferred Stock and the closing of the common stock financing in November 2017 and with respect to Mr. Espy, his service on the strategic committee in addition to an extensive review of the Company’s premium subscription products and strategic planning related to the preparation of the 2018 budget.

Equity Grants.

Our non-employee directors receive annual restricted stock unit (“RSU”) grants for their service on the Board (with the Non-Executive Chair receiving an additional RSU grant for his services as Non-Executive Chair) and annual stock option grants for their service on committees of the Board. Previously such equity awards to directors were granted in the beginning of the fiscal year and would vest one year from the grant date or the occurrence of a change in control, if earlier, subject to service on the Board through the vesting date. In September 2016, our non-employee director compensation policy was amended, effective January 1, 2017, to align the vesting of our annual non-employee director equity compensation awards with our Annual Meeting of Stockholders. Commencing on the 2017 Annual Meeting, equity awards to non-employee directors would be granted on the date of each annual meeting, which in each case will vest upon the earlier of (i) the first anniversary of the date of grant, (ii) the next Annual Meeting or (iii) the occurrence of a change in control. If a non-employee director is elected after an Annual Meeting, his or her equity award(s) will be pro-rated to reflect the partial year of service. In addition, if a director is terminated without cause, his or her award(s) will vest on a pro-rata basis. Because the revised policy would not take effect until the 2017 Annual Meeting, on January 3, 2017, the directors received pro-rated grants to cover the period from January 1, 2017 until the date of the 2017 Annual Meeting, which vested in full on the date of the 2017 Annual Meeting. In addition, effective January 1, 2017, the number of shares subject to each stock option grant for committee service was increased from 5,000 to 10,000 shares. All stock option grants would be granted with an exercise price equal to the closing price of the Company’s common stock on the date of grant, and would expire on the seventh anniversary of the date of grant; provided, however, that unless extended, each stock option grant would expire 90 days after termination of service.

2017 Equity Grants for Board Membership. On January 3, 2017, each non-employee director then serving on the Board received a pro-rated RSU grant covering the number of shares equal to $60,000 divided by the closing price of the Company’s stock on the date of grant multiplied by the number of months remaining until the next Annual Meeting over 12. On May 31, 2017, the date of the 2017 Annual Meeting, each director received an additional RSU grant covering the number of shares equal to $60,000 divided by the closing price of the Company’s stock on the date of grant.

2017 Equity Grants for Board Committee Membership. On January 3, 2017, each non-employee director then serving on the Board’s Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee received a pro-rated option grant covering 5,000 shares with respect to each such committee membership. On May 31, 2017, each director then serving on the foregoing committees, received an option grant covering 10,000 shares with respect to each such committee membership.

Non-Executive Chair Equity Grant. In addition to the equity grants described above, on January 3, 2017, our Non-Executive Chair received a pro-rated RSU grant covering the number of shares equal to $40,000 divided by the closing price of the Company’s stock on the date of grant multiplied by the number of months remaining until the next Annual Meeting over 12, and on May 31, 2017, received an additional RSU grant covering the number of shares equal to $40,000 divided by the closing price of the Company’s stock on the date of grant.

Reimbursements.

Non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings.

The below table reflects the total compensation our directors earned during fiscal year 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
David Callaway(4)	—	—	—	—
James J. Cramer(5)	—	—	—	—
Bowers Espy(6)	60,000	90,002	8,204	158,206
Sarah Fay(7)	40,000	90,002	8,204	138,206
Larry S. Kramer(8)	50,000	150,001	4,102	204,103
Betsy Morgan(9)	30,000	90,002	8,204	128,206
Kevin Rendino(10)	4,250	30,000	—	34,250
Stephen Zacharias(11)	70,000	90,002	8,204	168,206

(1)	The amounts in the “Fees Earned or Paid in Cash” column reflect the aggregate amount of cash received by each non-employee director for service on the Board and Chair of a particular committee.

(2)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. On January 3, 2017, Mr. Espy, Ms. Fay, Ms. Morgan and Mr. Zacharias were each granted 35,925 RSUs and Mr. Kramer was granted 58,824 RSUs. On May 31, 2017, Mr. Espy, Ms. Fay, Ms. Morgan and Mr. Zacharias were each granted 64,517 RSUs and Mr. Kramer was granted 107,527 RSUs. On November 10, 2017, Mr. Rendino was granted 32,189 RSUs. As of December 31, 2017, each non-employee director held the following number of unvested RSUs: Mr. Espy: 64,517; Ms. Fay: 64,517; Mr. Kramer: 107,527; Ms. Morgan: 64,517; Mr. Rendino: 32,189; and Mr. Zacharias: 64,517.

(3)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of the stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2018. On January 3, 2017, Mr. Espy, Ms. Fay, Ms. Morgan and Mr. Zacharias were each granted 10,000 stock options and Mr. Kramer was granted 5,000 stock options, each with an exercise price of $0.85 per share (the closing price of the Company’s common stock on the date of grant), which expire on January 3, 2024. On May 31, 2017, Mr. Espy, Ms. Fay, Ms. Morgan and Mr. Zacharias were each granted 20,000 stock options and Mr. Kramer was granted 10,000 stock options, each with an exercise price of $0.93 per share (the closing price of the Company’s common stock on the date of grant), which expire on May 31, 2024. As of December 31, 2017, each non-employee director other than Mr. Rendino held stock options covering the following number of shares: Mr. Espy: 36,231; Ms. Fay: 81,430; Mr. Kramer: 527,466 (includes a stock option covering 500,000 shares, which was granted in recognition of his services as Interim President and Chief Executive Officer of the Company in 2016); Ms. Morgan: 33,033; and Mr. Zacharias: 46,157.

(4)	Mr. Callaway’s compensation for his service as the Company’s President and Chief Executive Officer is described in the “Summary Compensation Table” and in the section of this Proxy Statement entitled “Agreements with Executives.” Mr. Callaway does not receive separate consideration for his service as a director of the Board.

(5)	Mr. Cramer is a director and an employee but not an executive officer of the Company. Compensation paid to Mr. Cramer is described in the section of this Proxy Statement entitled “Transactions with Related Persons.” Mr. Cramer does not receive separate consideration for his service as a director.

(6)	Cash compensation includes annual fees of $30,000 for service on the Board, $20,000 for duties associated with chairing the Audit Committee and $10,000 for additional Board services.

(7)	Cash compensation includes annual fees of $30,000 for service on the Board and $10,000 for duties associated with chairing the Nominating and Corporate Governance Committee.

(8)	Cash compensation includes annual fees of $30,000 for service on the Board and $20,000 for duties associated with serving as the Non-Executive Chair.

(9)	Cash compensation includes annual fees of $30,000 for service on the Board.

(10)	Cash compensation includes prorated annual fees of $4,250 for service on the Board.

(11)	Cash compensation annual fees of $30,000 for service on the Board, $15,000 for duties associated with chairing the Compensation Committee and $25,000 for additional Board services.

Stock Ownership of Directors

Pursuant to the Company’s stock ownership guidelines as approved by the Board, each director is expected to beneficially own shares of the Company’s common stock equal to at least $180,000 in value. A director who joins the Company is expected to be in compliance with this guideline by the fourth anniversary of the date of his or her election as a director. All of our directors are currently in compliance with the ownership guidelines or were on track to comply in the relevant timeframe.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Compensation Discussion and Analysis

As we are a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, we are not required to provide a “Compensation Discussion and Analysis” or “CD&A” as part of this proxy. However, as we have provided a CD&A in past, we have decided to voluntarily continue to provide one in this proxy statement so that our stockholders can better understand the changes we have made to our compensation programs. The CD&A discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2017 were as follows: David Callaway, President and Chief Executive Officer; Eric Lundberg, Chief Financial Officer; and Jeff Davis, President of Institutional Services.

2017 Stockholder Advisory Vote to Approve Executive Compensation

At our 2017 Annual Meeting of Stockholders, our stockholders approved, in a non-binding advisory vote, the compensation of our named executive officers with approximately 57% of the votes cast voting in favor. This vote is commonly known as the “say-on-pay” vote. While this represents a majority stockholder support, it is below what our Compensation Committee deems acceptable. In response, the Company reached out to a number of our major investors to discuss their feedback and had conference calls with stockholders representing approximately 15% of our then outstanding shares to discuss, among other matters, our compensation programs and our governance practices. In these calls, stockholders in particular requested that James Cramer’s employment agreement, which was set expire on December 31, 2017, be amended and restated to decrease the guaranteed amount of Mr. Cramer’s royalty payment. On November 8, 2017, we amended and restated Mr. Cramer’s employment agreement to, among other things, decrease the guaranteed amount of Mr. Cramer’s royalty payment from $2,500,000 per year to $2,000,000 per year, putting a greater portion of Mr. Cramer’s target direct compensation at risk.

In addition, in 2017, the Compensation Committee continued to refine our executive compensation programs to more closely align compensation with company performance by moving away from short-term cash incentives that are earned based on quarterly performance goals to short-term cash incentives that are earned based on annual performance goals, putting such incentives more at risk. The Compensation Committee also strived to establish more challenging and diverse company goals. Each named executive officer’s 2017 target bonus opportunity was based on at least three performance factors, which included EBITDA and revenue. The named executive officers’ 2017 bonuses paid out below target due to the establishment of this revised annual bonus structure with enhanced emphasis on Company performance, which more closely aligns the interest of the executives with the stockholders.

In addition, based on the results of a separate non-binding advisory stockholder vote on the frequency of “say-on-pay” votes commonly referred to as a “say-on-frequency” vote, held at our 2017 Annual Meeting of Stockholders, our Board determined that we will hold our “say-on-pay” vote every year until the next required say-on-frequency vote to allow the Compensation Committee, management, and our stockholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.

The Compensation Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.

Fiscal 2017 Business Highlights

●	Net income attributable to common stockholders for 2017 totaled $25.0 million

●	EBITDA of $5.8 million and Adjusted EBITDA of $8.0 million for 2017*

●	Net profit achieved in the second, third and fourth quarters of 2017

●	Preferred stock held for more than a decade was cancelled for $20 million in cash and 6 million shares of common stock, resulting in diluted net income to common shareholders of $0.66 per share for 2017

●	Reported revenue totaled $62.5 million, a decrease of $1.0 million from the prior year

●	$7.85 million of common stock was sold at $1.10 per share to 180 Degree Capital Corp. in conjunction with the cancellation of the preferred stock

●	Kevin M. Rendino of 180 Degree Capital Corp. was added to our Board as its fifth independent member

●	A share buyback of up to five million shares was authorized

●	Jim Cramer’s employment agreement was renewed for another four years

* Net income is reported in the Company’s Form 10-K Current Report filed as of March 13, 2018. EBITDA and Adjusted EBITDA are reported in the Company’s Form 8-K Current Report filed as of March 5, 2018, which also includes additional information regarding how EBITDA and Adjusted EBITDA are calculated and reconciled to GAAP net income.

Key Fiscal 2017 Compensation Decisions

●	Mr. Lundberg received a base salary increase in February 2017 to position him appropriately relative to the other executives of the Company given his efforts in 2016 and the expectation of his increased duties and responsibilities in 2017 and beyond

●	All of our named executive officers received base salary increases in July 2017 given the overall improvement in Company financial results following the completion of the second quarter, which were in line with the salary increases given to the Company’s other employees

●	Mr. Lundberg received an additional base salary increase effective January 2018 in consideration of his outstanding service during the remainder of 2017 as evidenced by the Company’s overall improved financial results for 2017

●	No increase in 2017 target bonus percentages

●	2017 bonuses paid out below target primarily due to not meeting our revenue goal

●	No equity grants to named executive officers

●	No perquisites or special benefits

Good Governance and Best Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our philosophy, our short-term and long-term business goals and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2017:

Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

Independent Compensation Committee Advisors. To the extent the Compensation Committee determined it was necessary and appropriate, it engaged an independent compensation consultant to assist with certain matters related to its 2017 compensation responsibilities.

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy.

Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

➢   Compensation At-Risk. Our executive compensation program is designed so that generally a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

➢   No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits to our named executive officers;

➢   No “Single-Trigger” Change-in-Control Arrangements. We do not provide for any “single-trigger” change-in-control arrangements;

➢   Minimum Stock Ownership Guidelines. Each of our executive officers, and certain other members of our leadership team as identified by the Compensation Committee, will be encouraged to own shares of common stock equal to a certain multiple of his or her annual base salary;

➢   Performance-Based Incentives. We use performance-based cash annual incentives;

➢   Multi-Year Vesting Requirements. The equity awards granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

➢   No Executive Pension or Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans available to all employees;

➢   Limited Perquisites. Generally, our policy is to provide only limited perquisites or other personal benefits to our named executive officers;

➢   No Tax Reimbursements. We do not provide any tax reimbursement payments to any of our named executive officers (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

➢   Pledging Prohibited. Our named executive officers and Board members are prohibited from pledging our common stock as collateral to secure loans and our executive officers and Board members may not purchase put and call options or engage in any other hedging transactions;

➢   Compensation Risk. The Compensation Committee regularly reviews our compensation plans for risk. The Compensation Committee has determined the Company’s compensation programs do not create inappropriate incentives;

➢   No Dividends Paid on Any Unvested Awards under the Amended Plan. If stockholders approve the Amended Plan, dividends and dividend equivalents will be paid only if and when the related awards have been earned; and

➢   Clawback of Equity and Cash Bonus Awards under the Amended Plan. If stockholders approve the Amended Plan, the Compensation Committee may recoup or cancel equity and cash bonus awards granted under the Amended Plan or otherwise in the event of a restatement of the Company’s reported financials.

Executive Compensation Overview

The Compensation Committee sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of, and awarding of long-term equity incentives.

Objectives and Philosophy of Our Executive Compensation Program

In establishing and managing compensation for the executive officers, the Compensation Committee intends to enhance stockholders’ long-term interests through principles and objectives with respect to our compensation and benefits programs for our executive officers that are designed to:

●	motivate executive officers to achieve the highest levels of performance;

●	assist in recruiting and retaining talented employees;

●	align compensation with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

●	compete with rapidly growing, respected companies in businesses similar to ours within clear and rational guidelines; and

●	create a compensation environment driven by accountability.

Elements of Compensation and Linkage to Objectives

The Compensation Committee believes that the best way to achieve these objectives is to establish compensation for the Company’s executive officers consisting of (i) a base salary; (ii) short-term incentives provided through an annual cash incentive program; (iii) long-term incentives provided through grants of equity when such grants are necessary to incentivize and retain; (iv) protections in the event of a qualifying termination of employment; and (v) various other employee benefits. The overall package should be competitive with packages offered by the Company’s peers and other companies in our industry or metropolitan area, as the Company competes with such other companies to attract and retain employees. In establishing the target and payment methodology for the annual cash incentive awards, the Compensation Committee seeks to create incentives that are challenging, but attainable and that the achievement of which will enhance long-term stockholder value. We view each of these components as related but distinct, reviewing them each individually, as well as collectively to ensure that the total compensation paid to our named executive officers meets the objectives of our executive compensation program as detailed above. Not all compensation components are necessarily provided to each named executive officer. The Compensation Committee endeavors to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal parity and consistency between named executive officers with similar levels of responsibility.

Determination of Compensation

The determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee’s assessment of the performance of the Company against its financial and strategic goals, the level of responsibility and individual performance of each executive officer, and executive compensation at comparable companies. At the request of the Compensation Committee, the Company’s Chief Executive Officer makes compensation recommendations for the Company’s senior managers (including the named executive officers) other than himself or herself. The Chief Executive Officer also discusses his or her evaluations of each manager’s performance with the Compensation Committee. Additionally, the Compensation Committee conducts a review of the Chief Executive Officer’s performance with the Company’s Board. The Compensation Committee makes the final decisions on the compensation of all named executive officers.

Base Salary

Base salary is the basic element of direct cash compensation, designed to attract and retain highly qualified executives. Accordingly, in setting base salary, the Compensation Committee intends to be competitive with other publicly-traded companies in our industry of providing Internet-related content services (with the understanding that such comparisons are imperfect). The Committee also considers the level of responsibility of the position and the level of experience of the executive. Additionally, in some circumstances, it is necessary to set compensation at levels that differ from median market levels, due to recruitment or retention considerations, to recognize roles that vary in responsibility from standard market positions, or to reward individual performance. In evaluating base salaries for our executive officers, we seek to be competitive, but remain cost-effective.

On January 26, 2017, the Compensation Committee made the decision to increase Mr. Lundberg’s base salary from $275,000 to $325,000, effective February 1, 2017, to position him appropriately relative to the other executives of the Company after considering the substantial efforts that he made in 2016 in attempting to transform the financial position of the Company. Additionally, the increase in base salary reflects the Compensation Committee’s determination that Mr. Lundberg’s duties and responsibilities have continued to grow and evolve since his was hired and in recognition of the key role he plays as part of the leadership of the Company moving forward.

By the end of the second quarter, the Company reduced costs, increased cash and cash equivalents, and increased business to business revenue while paring losses on the subscription side, and achieved a net profit for the second quarter. On June 22, 2017, given the Company’s improved financial results, the Compensation Committee made the decision to increase each named executive officer’s base salary by 3%, effective July 1, 2017, which is approximately the same percentage increase that was applied to the Company’s employees generally at that time. Following such increase, Mr. Callaway had a base salary of $515,000 and Mr. Lundberg and Mr. Davis each had a base salary of $334,750.

Additionally, in consideration of Mr. Lundberg’s outstanding service during the remainder of 2017 as evidenced by the Company’s overall improved financial results for 2017, on December 6, 2017, the Compensation Committee approved an additional $50,000 increase in Mr. Lundberg’s base salary, effective January 1, 2018, resulting in a base salary of $384,750.

Performance-Based Bonus Award Targets

Cash Bonus Plan

Our cash bonus plan is the short-term incentive component of our executive compensation program pursuant to which Mr. Callaway, Mr. Lundberg and Mr. Davis participated in 2017. The cash bonus plan is designed to provide a direct method of motivating executives to achieve near-term corporate performance goals. For 2017, the cash bonus plan provided that the annual target bonus of each participant in the cash bonus plan would be allocated based on the Company and the participant’s individual performance during 2017, as follows:

David Callaway

Bonus Criteria	Weighting	Amount of Target Bonus
Consolidated Revenue	25.0%	$62,500
Consolidated Adjusted EBITDA	40.0%	$100,000
Individual Performance Score	35.0%	$87,500
Total	100%	$250,000

Eric Lundberg

Bonus Criteria	Weighting	Amount of Target Bonus
Consolidated Revenue	25.0%	$32,500
Consolidated Adjusted EBITDA	40.0%	$52,000
Individual Performance Score	35.0%	45,500
Total	100%	$130,000

Jeff Davis

Bonus Criteria	Weighting	Amount of Target Bonus
Consolidated Revenue	9.0%	11,700
Consolidated Adjusted EBITDA	16.0%	20,800
Business Revenue	20.0%	26,000
Business Adjusted EBITDA	30.0%	39,000
Individual Performance Score	25.0%	32,500
Total	100%	$130,000

Below is a summary of the performance goals, performance results and performance-based bonuses earned in 2017 under the cash bonus plan by Mr. Callaway, Mr. Lundberg and Mr. Davis:

David Callaway

Bonus Criteria	Maximum	Target	Threshold	Actual Performance	Payout
Consolidated Revenue	$81,687,840 (200% payout)	$68,073,200 (100% payout)	>$63,988,808 (0% payout if $63,988,808 or less)	$62,469,600	$0 (0% payout)
Consolidated Adjusted EBITDA*	$11,313,298 (200% payout)	$9,427,748 (100% payout)	$5,656,649 (60% payout; 0% payout if less than $5,657,000)	$7,906,852	$67,736 (68% payout)
Individual Performance Score	150%	100%	>0%	70%	$61,250 (70% payout)
				Total	$128,986

*Excludes certain unusual costs and non-cash compensation expenses

Eric Lundberg

Bonus Criteria	Maximum	Target	Threshold	Actual Performance	Payout
Consolidated Revenue	$81,687,840 (200% payout)	$68,073,200 (100% payout)	>$63,988,808 (0% payout if $63,988,808 or less)	$62,469,600	$0 (0% payout)
Consolidated Adjusted EBITDA*	$11,313,298 (200% payout)	$9,427,748 (100% payout)	>$4,713,874 (0% payout if $4,713,874 or less)	$7,906,852	$43,611 (84% payout)
Individual Performance Score	150%	100%	>0%	150%	$61,250 (150% payout)
				Total	$111,861

*Excludes certain unusual costs and non-cash compensation expenses

Jeff Davis

Bonus Criteria	Maximum	Target	Threshold	Actual Performance	Payout
Consolidated Revenue	$81,687,840 (200% payout)	$68,073,200 (100% payout)	>$63,988,808 (0% payout if $63,988,808 or less)	$62,469,600	$0 (0% payout)
Consolidated Adjusted EBITDA*	$11,313,298 (200% payout)	$9,427,748 (100% payout)	>$4,713,874 (0% payout if $4,713,874 or less)	$7,906,852	$17,444 (84% payout)
Business Revenue	$29,191,086 (200% payout)	$24,325,905 (100% payout)	$22,866,351 (20% payout; 0% payout if less than $22,866,351)	$23,776,200	$18,166 (47% payout)
Business Adjusted EBITDA*	$9,869,520	$8,224,600	$6,374,065 (20% payout; 0% payout if less than $6,374,065)	$8,014,600	$35,460 (91% payout)
Individual Performance Score	150%	100%	>0%	90%	$29,250 (90% payout)
				Total	$100,320

 *Excludes certain unusual costs and non-cash compensation expenses

50% of each named executive officer’s bonus was paid in January 2018 with the remaining 50% paid in March 2018.

Long-Term Equity Incentives

Long-term incentives are provided by equity awards, generally made under the 2007 Plan. The 2007 Plan authorizes the Compensation Committee to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock and RSUs. Long-term equity awards enable our executive officers to maintain an equity interest in the Company, which aligns their financial interests with those of our stockholders.

In 2017, the Compensation Committee did not award any equity awards to any of our named executive officers given the size and retentive value of the stock option grant that each executive officer received in connection with the commencement of his employment.

Perquisites and Personal Benefits

Except for negotiated relocations packages in connection with the hiring or promoting of new executive officers as well as eligible to participate in an executive insured medical reimbursement plan, we generally do not provide our executive officers with any perquisites or personal benefits that are not provided to our employees generally.

Stock Ownership Guidelines

The Board believes that our executive officers and certain other members of our leadership team should own and hold our common stock to further align their interests with the interests of our stockholders and to further promote our commitment to sound corporate governance. Therefore, the Board adopted the minimum stock ownership guidelines described below that is applicable for our executive officers.

Each of our executive officers, and certain other members of our leadership team as identified by our Compensation Committee, is required to own common stock equal to one times his or her annual base salary as follows. Each person has until the five years from the date that the person is appointed and subject to these guidelines to attain and maintain such ownership levels. For purposes of these guidelines, the value of a share shall be measured as of January 1st of each year based on the closing price on the last day of the prior fiscal year.

Impact of Tax Treatment on Compensation

Section 162(m) of the Code limits deductibility of certain compensation paid to certain executive officers to $1 million per officer in any one year.

Agreements with Current Executive Officers

David Callaway – Current Chief Executive Officer

On June 9, 2016, the Company executed an offer letter with Mr. Callaway that provides that he will serve as the Company’s Chief Executive Officer. Pursuant to the offer letter, Mr. Callaway receives an annual base salary of $500,000, which was subsequently increased to $515,000, and is eligible for an annual bonus with a target opportunity equal to 50% of his then-current base salary, subject to the satisfaction of individual and company performance goals or criteria established by the Compensation Committee and the terms and conditions of the Company’s bonus plan.

In addition, on June 9, 2016 the Company entered into a severance agreement with Mr. Callaway that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without “Cause” and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to twelve months of his then-current base salary, but not less than $500,000; and (ii) Company-paid COBRA premiums for up to twelve months. Mr. Callaway is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Eric Lundberg – Current Chief Financial Officer

On January 19, 2016, the Company executed an offer letter with Mr. Lundberg that provides that he will serve as the Company’s Chief Financial Officer. Pursuant to the offer letter, Mr. Lundberg received an initial annual base salary of $275,000, which was subsequently increased three times, and is currently set at $384,750, and is eligible for an annual bonus with a target opportunity equal to 40% of his then-current base salary, subject to the satisfaction of individual and company performance goals or criteria established by the Compensation Committee and the terms and conditions of the Company’s bonus plan.

In addition, on January 19, 2016 the Company entered into a severance agreement with Mr. Lundberg that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without “Cause” and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to twelve months of his then-current base salary, but not less than $275,000; and (ii) Company-paid COBRA premiums for up to twelve months. Mr. Lundberg is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Jeff Davis – President of Institutional Services

On October 28, 2016, the Company executed an offer letter with Mr. Davis that provides that he will serve as President of Institutional Services. Pursuant to the offer letter, Mr. Davis receives an annual base salary of $325,000, which was subsequently increased to $334,750, and is eligible for an annual bonus that has a target opportunity equal to 40% of his then-current base salary, subject to the satisfaction of individual and company performance goals or criteria established by the Compensation Committee and the terms and conditions of the Company’s bonus plan.

In addition, on November 1, 2016, the Company entered into a severance agreement with Mr. Davis that provides that in the event his employment with the Company or a successor is terminated by the Company or successor without “Cause” and he executes a release agreement in favor of the Company, then he will be entitled to (i) receive a lump-sum severance payment equal to the greater of (a) six weeks his then-current base salary or (b) four weeks per year of service of his then-current base salary up to a maximum of one year of severance and (ii) Company-paid COBRA premiums for up to the duration of the severance period. Mr. Davis is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Named Executive Office Option Agreements

Mr. Callaway, Mr. Lundberg and Mr. Davis were each granted a stock option in connection with the commencement of their respective employment, which vests over three years as described below in the Outstanding Equity Awards at 2017 Fiscal Year-End table. Each executive officer’s stock option is evidenced by a stock option agreement which provides for vesting acceleration provisions in the event of a termination without cause (as defined in the agreement evidencing the stock option) or non-assumption of the stock option in connection with a change in control of the Company.

Provisions Generally Applicable to Current Executive Officers

The executives’ applicable agreements generally define “Cause” to include willful misconduct or gross negligence, willful and material dishonesty or misappropriation of Company funds, properties or other assets, unexcused repeated absence from work, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a felony involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws, or breach of the performance of job duties, which is not cured within 30 days after notice.

Mr. Callaway, Mr. Lundberg and Mr. Davis’ applicable severance agreements contain a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

A “Change of Control” under the 2007 Plan and the above-described severance agreements occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions); (2) the date on which a majority of the members of the Board are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of all or substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

In order to receive severance payments and benefits, generally each executive is required to execute a release of claims and not violate his obligations in the applicable agreement, which among other things, require the executive to (i) for a period of six months following termination, refrain from competing with the Company, and (ii) for a one year period following termination, not solicit or hire anyone who was employed by the Company during the term of the applicable agreement and not solicit any client or vendor of the Company to cease its relationship with the Company. In addition, each executive’s stock option agreement provides for forfeiture and claw-back in the event the grantee breaches any of the above restrictions or fails to keep information about the Company’s business confidential or makes disparaging comments about the Company (and its directors, officers, stockholders and employees).

2017 Compensation Committee Report

In accordance with the SEC’s disclosure requirements for executive compensation, the Compensation Committee has reviewed and discussed with the Company’s management the preceding Compensation Discussion and Analysis. Based on this review and discussion with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors

Stephen Zacharias, Chairman

Bowers Espy

Sarah Fay

Summary Compensation Table

The following table sets forth certain information regarding the compensation of our named executive officers for each of the last two fiscal years during which such individuals were named executive officers. As a “smaller reporting company,” our named executive officers for 2017 consisted of our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
David Callaway	2017	507,500	—	—	—	128,986	3,750	640,236
President and Chief Executive Officer	2016	244,493	61,123	—	363,248	43,981	6,014	718,859
Eric Lundberg	2017	325,708	—	—	—	111,861	7,230	444,799
Chief Financial Officer	2016	261,567	110,000	—	258,110	—	34,244	663,921
Jeff Davis President of Institutional Services	2017	329,875	—	—	—	100,320	7,169	437,364

(1)	Amounts reflect the salary earned during the course of the year by each named executive officer. See the section entitled “Base Salary” in the Compensation Discussion and Analysis for more information.

(2)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the short-term cash incentive earned in the indicated year, as described above.

(3)	Amounts in the “All Other Compensation” column for each named executive officer for 2017 consist of Company matching contribution on contributions made by the employee to the Company’s 401(k) Plan: Mr. Callaway: $3,750; Mr. Lundberg: $7,230; Mr. Davis: $7,169.

Outstanding Equity Awards at 2017 Fiscal Year-End

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David Callaway	7/6/2016	(2)	472,133	527,867	—	1.19	7/6/2023	—	—
Eric Lundberg	1/19/2016	(3)	415,350	234,650	—	1.36	1/19/2021	—	—
Jeff Davis	11/1/2016	(4)	72,223	127,777	—	0.97	11/1/2023	—	—

(1)	The exercise price per share of the stock options reflects the closing price per share of the Company’s common stock on the date of grant.

(2)	1/3 of the shares underlying the stock option vest and become exercisable on July 6, 2017, with the remaining 2/3 vesting in approximately equal monthly installments over the succeeding 24 months, subject to acceleration or forfeiture under various circumstances.

(3)	1/3 of the shares underlying the stock option vest and become exercisable on April 1, 2017, with the remaining 2/3 vesting in approximately equal monthly installments over the succeeding 24 months, subject to acceleration or forfeiture under various circumstances.

(4)	1/3 of the shares underlying the stock option vest and become exercisable on November 1, 2017, with the remaining 2/3 vesting in approximately equal monthly installments over the succeeding 24 months, subject to acceleration or forfeiture under various circumstances.

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been payable to our named executive officers who were still employed by us on December 31, 2017 if they experienced a qualifying termination or their stock awards were not assumed in connection with a change in control, in each case assuming such event took place on December 31, 2017 (and assuming that at such time, there was no accrued but unpaid salary, bonus or vacation with respect to the respective officer and disregarding amounts payable under the Company’s 401(k) plan).

Scenario	Description

Termination without Cause	Termination by the Company without cause

Non-Assumption	Equity awards not assumed in connection with a change in control

Name	Payment Trigger	Cash Severance ($)		Benefits ($)		Value of Accelerated Equity Awards ($)(1)	Total ($)
David Callaway	Termination without Cause	$515,000	(2)	$24,000	(3)	$137,245	$676,245
	Non-Assumption	—		—		$137,245	$137,245

Eric Lundberg	Termination without Cause	$334,750	(2)	$24,000	(3)	$21,119	$379,869
	Non-Assumption	—		—		$21,119	$21,119

Jeff Davis	Termination without Cause	$167,375	(4)	$12,000	(5)	$61,333	$240,708
	Non-Assumption	—		—		$61,333	$61,333

(1)	Represents the value of unvested equity awards based on the closing market price of our common stock of $1.45 per share on December 29, 2017 that would vest on an accelerated basis upon the occurrence of certain events.

(2)	Cash severance equal to twelve months of base salary, based on Mr. Callaway and Mr. Lundberg’s base salary that was in effect as of December 31, 2017.

(3)	Twelve months of COBRA continuation based on an assumed monthly COBRA premium of $2,000.

(4)	Cash severance equal to six months of base salary, based on Mr. Davis’s base salary that was in effect as of December 31, 2017.

(5)	Six months of COBRA continuation based on an assumed monthly COBRA premium of $2,000.

TRANSACTIONS WITH RELATED PERSONS

Prior Employment Agreement with James J. Cramer

We previously entered into an employment agreement with James J. Cramer, our founder, director and a significant contributor to our business, which expired on December 31, 2017. In 2017, Mr. Cramer received an aggregate of $3,050,000 in compensation pursuant to the agreement, which includes the licensing fee for use of his name and likeness, a royalty payment and reimbursement for certain expenses as provided for in the agreement. In connection with the renewal of his employment agreement in 2013, the Company previously granted Mr. Cramer 1,000,000 RSUs on December 2, 2013 and 363,229 RSUs on January 2, 2014. Both RSU awards vest as to 25% per year on each of December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, subject to his continued service through each vesting date. On December 31, 2017, such RSU awards became fully vested.

Amended and Restated Employment Agreement with James J. Cramer

On November 8, 2017, the Company and James Cramer entered into an amended and restated employment agreement with a new four-year term commencing January 1, 2018 (the “Amended Employment Agreement”). Pursuant to the Amended Employment Agreement, Mr. Cramer will author articles for the Company’s publications, provide online video content for the Company’s websites, participate in events and provide reasonable promotional and other services, subject to his personal and professional availability.

The Amended Employment Agreement provides that Mr. Cramer will not receive a salary or bonus, but he will instead receive a royalty based on the total net revenues of the Company’s consumer subscription products as well as revenues from investor and conference programs, presentations or events offered by the Company in which Mr. Cramer is advertised or serves as a presenter, speaker, participant or panelist. Mr. Cramer’s royalty payment is guaranteed to be at least $2,000,000 per year (a $500,000 decrease from his prior employment agreement), and to satisfy the guarantee, beginning January 1, 2018, the Company began paying Mr. Cramer a semi-monthly draw in an amount equal to $104,167, which assumes an annual royalty payment of $2,500,000. At the end of each year, the Company will prepare a royalty statement and calculate and pay the total royalty payable to Mr. Cramer for such year. To the extent the annual royalty amount exceeds the total monthly draw the Company paid during the period, then such excess amount will be paid to Mr. Cramer. To the extent the total monthly draws paid during the period exceed the annual royalty amount, such excess (up to a maximum of $500,000) shall be recoverable by the Company as set forth in the agreement. In addition, during the term of the Amended Employment Agreement, the Company will pay Mr. Cramer an annual license fee in the amount of $300,000 for the use of his name and likeness, (which remains unchanged from his prior employment agreement) payable in four equal installments of $75,000 on each of January 1, April 1, July 1 and October 1.

Pursuant to the terms of the Amended Employment Agreement, Mr. Cramer was granted RSUs under the Company’s 2007 Performance Incentive Plan covering 1,000,000 shares of the Company’s common stock. The RSUs will be payable in shares of common stock and will vest and become payable as to 25% of the shares in four equal installments on December 31 of each of 2018, 2019, 2020 and 2021, respectively, subject to Mr. Cramer’s continued service through each such vesting date and other terms as set forth in the applicable award agreement. Upon (i) the consummation of a “change of control” of the Company, (ii) a termination of Mr. Cramer’s employment by the Company without “cause” or (iii) Mr. Cramer’s resignation for “good reason” (as such terms are defined in the Amended Employment Agreement or the award agreement, as applicable), all of the unvested RSUs held by Mr. Cramer will become fully vested.

Mr. Cramer has agreed that, during the term of the Amended Employment Agreement, Mr. Cramer will not author articles or columns for any other digital financial publication that competes with the Company without first obtaining the Company’s consent. In addition, if, during the term of the Amended Employment Agreement, either the Company terminates Mr. Cramer’s employment for cause or Mr. Cramer resigns without good reason, such restrictions shall continue to apply for a period of 18 months following his termination date. In addition, subject to certain exceptions, during the term of the Amended Employment Agreement and for a period of 18 months after the termination of his employment, Mr. Cramer will not solicit for employment, in any business enterprise or activity, any person who was employed by the Company during the six months prior to his termination date.

The Amended Employment Agreement may be terminated by the Company for cause, by Mr. Cramer for good reason, upon Mr. Cramer’s death or disability, upon the dissolution or liquidation of the Company, or by Mr. Cramer for specified events provided under the employment agreement.

Other than as described above, the provisions of Mr. Cramer’s prior employment agreement generally continue.

In determining Mr. Cramer’s compensation, the Compensation Committee, among other things, considered:

●	Mr. Cramer’s unique role as the founder of the Company;

●	His status as a well-known American television personality and author of financial advice;

●	His development of the Company’s brand;

●	The competitive pay for similarly situated individuals; and

●	The recommendations of Frederick W. Cook, an independent compensation consultant.

Based on the foregoing, the Compensation Committee determined that the compensation terms described above were necessary and appropriate.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company include in its proxy statement at least once every three years an advisory stockholder vote on the compensation of the Company’s named executive officers as described in the proxy statement. Based on the preference previously expressed by our stockholders at the 2017 Annual Meeting, we have elected to hold such a vote on an annual basis. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. Because the vote is advisory, it is not binding on the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Compensation Committee values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

The Compensation Committee has overseen the development of the Company’s compensation program that is described in the “Compensation and Other Information Concerning Officers” section of this Proxy Statement and more specifically in the tables and narrative thereunder. The Company’s compensation program seeks to attract, motivate and retain talented executives who can enable the Company to build long-term value for its stockholders, and to reward executives for their efforts under clear and sensible guidelines. The Company believes that its compensation programs fulfill that goal.

The Company requests that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the discussion of compensation, the compensation tables, and the narrative disclosure accompanying the compensation tables.

The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR approval of the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL 4

APPROVAL OF THE AMENDED AND RESTATED 2007 PERFORMANCE INCENTIVE PLAN

General

We are asking our stockholders in this Proposal 4 to approve our 2007 Performance Incentive Plan (the “2007 Plan”), as amended and restated by our Board on April 5, 2018, subject to stockholder approval (the 2007 Plan, as amended and restated, the “Amended Plan”). The material amendments to the 2007 can be summarized as follows:

5,200,000 Additional Shares	5,200,000 additional shares may be issued under the Amended Plan.
Fungible Share Reserve	Each share issued pursuant to an award other than a stock option or stock appreciation right (“SAR”) reduces the number of shares available for grant under the Amended Plan by 1.5 shares.
Minimum Vesting	Future awards granted under the Amended Plan will have a minimum one-year vesting period from the date of grant, subject to certain exceptions that are described below.
No Cash-out of Underwater Awards	Underwater awards may not be cashed-out by the Company without stockholder approval.
Director Compensation Limit	$300,000 limit on the total value of equity and cash compensation that may be awarded to any director during any single fiscal year for services on the Board ($450,000 in the case of the lead director or Chairman of the Board).
No Dividends Paid on Any Unvested Awards	Dividends and dividend equivalents will be paid only if and when the related awards have been earned.
Clawback of Equity and Cash Bonus Awards	The Compensation Committee may recoup or cancel equity and cash bonus awards granted or paid to, or earned by, executive officers under the Amended Plan or otherwise in the event of a restatement of the Company’s reported financials.

Reasons for Proposal

Increase Share Reserve to Meet our Retention and Hiring Needs

The Company’s Compensation Committee and the full Board believe that in order to successfully attract and retain the best possible candidates and to align their interests with those of our stockholders, we must continue to offer a competitive equity incentive program as part of our overall compensation philosophy. As of April 4, 2018, only 156,353 shares of our common stock remained available for the future grant of equity awards under the 2007 Plan. As illustrated in the table below, as of April 4, 2018, 1,559,436 shares are subject to awards that are outstanding under the 2007 Plan and 1,366,816 of such shares are subject to stock options, 407,644 of which are underwater as of April 4, 2018.

Total Stock Options Outstanding (1)	1,366,816
Total RSUs Outstanding (1)	1,559,436
Weighted-Average Exercise Price of Stock Options Outstanding	$1.43
Weighted-Average Contractual Life of Stock Options Outstanding (1)	3.88 years
Closing Price Per Share of Common Stock as of April 4, 2018	$1.70

(1) Only includes awards granted under the 2007 Plan

For many employees who hold underwater stock options, such options are ineffective at providing the incentives and retention value that our Board of Directors and Compensation Committee believe is necessary to attract, motivate and retain such individuals.

Our Compensation Committee and full Board do not believe the existing share reserve will be sufficient to meet our anticipated retention and hiring needs. Without an increase to the share reserve, we anticipate running out of shares to grant future equity awards prior to the end of calendar year 2018 under the 2007 Plan. Absent the ability to grant equity awards in the future, it would be extremely difficult for the Company to attract and retain the most talented employees. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our quarterly results of operations and balance sheet and we may not be competitive with other companies that offer equity. Additionally, the lack of additional shares would make it difficult to adhere to our compensation philosophy of tying a substantial portion of the total compensation package for executive officers to future performance of the Company to align the interests of executives and stockholders.

We determined the requested share reserve increase of 5,200,000 shares based on historical grant and forfeiture levels, the recent market prices of our common stock, and anticipated use of equity awards as an incentive and retention tool. We had to make certain assumptions in our modeling and, therefore, the actual future needs of the Company may be more or less than 5,200,000 shares, but based on our analysis, we determined that an additional 5,200,000 shares represents a reasonable estimate of our future needs. At a minimum, we expect the additional shares to be sufficient until 2020.

The table below shows our annual dilution, annual burn rate and year-end overhang under the 2007 Plan for the last three fiscal years.

Metric	2015	2016	2017	Average
Annual Dilution (1)	-0.49%	1.55%	0.48%	0.52%
Annual Burn Rate (2)	0.41%	3.82%	1.74%	1.97%
Year-End Overhang (3)	12.50%	11.05%	6.29%	9.52%

(1)	Calculated by dividing (a) the number of shares underlying awards granted to all recipients during the year, minus award cancellations and forfeitures during the year, by (b) the number of shares outstanding at year-end.

(2)	Calculated by dividing (a) the number of shares underlying awards granted during the year to all recipients by (b) the number of shares outstanding at year-end.

(3)	Calculated by dividing the sum of (a) the number of shares underlying outstanding awards and (b) shares available for future awards, by (c) the number of shares outstanding, in each case at year-end.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 4 include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Impose a Limit on Director Compensation

The Amended Plan is also being submitted to our stockholders for approval to place a limit on the cash and equity compensation that may be paid to our directors each fiscal year for service on the Board. Our Amended Plan provides that stock awards granted during a single fiscal year under the Amended Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $450,000 in total value for any director serving as the lead director of the Board or Chairman of the Board and $300,000 in total value for any other director. In providing for such a limit, the Board considered the effectiveness and reasonableness of the equity and cash compensation that we offer to our directors along with industry benchmarks, the current and future responsibilities of our directors, and whether such a limit provides sufficient flexibility to adjust director compensation in the future if such changes are necessary to remain competitive with our peers. We believe that such a limit allows us to stay within reasonable bounds of what the market requires in a competitive environment, while also placing meaningful restrictions on the amount of compensation that may be awarded to our directors.

The Amended Plan Combines Compensation and Governance Best Practices

In addition, the Amended Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

Description of the Amended Plan

Purpose. The purpose of the Amended Plan is to enable the Company to attract and motivate highly qualified employees, directors, consultants, and outside contributors to the Company’s products and services, align their financial interests with long-term stockholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance.

●	No liberal share counting for all types of awards. Prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements.

●	Limit on full value awards. The Amended Plan limits the number of shares available for full value awards (awards other than stock options or SARS) by providing that each share issued pursuant to a full value award reduces the number of shares available for grant under the Amended Plan by 1.5 shares.

●	Minimum vesting condition. Future awards granted under the Amended Plan must vest for a minimum of one year following the date of grant, subject to certain exceptions.

●	No dividends or dividend equivalents paid on unvested awards. Prohibits the payment of dividends and dividend equivalents on unvested awards.

●	Stockholder approval is required for additional shares. No annual “evergreen” provision; stockholder approval is required to issue any additional shares.

●	Repricing is not allowed without stockholder approval. Prohibits the repricing of outstanding equity awards or cash-out of underwater equity awards.

●	No liberal change in control provisions. No change in control benefits without an actual change in control occurring.

●	No discounted stock options or stock appreciation rights. All stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the grant date.

●	Flexibility in designing equity compensation scheme. The Amended Plan allows us to provide a broad array of equity incentives, and performance cash awards.

●	Limit on equity awards. The Amended Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.

●	Limit on non-employee director compensation. The Amended Plan provides for a limit on the total value of equity and cash compensation that may be awarded to any one non-employee director during any one fiscal year.

●	Clawback of cash and equity awards to executive officers. The Compensation Committee may recoup or cancel equity and cash bonus awards granted or paid to, or earned by, executive officers under the Amended Plan or otherwise in the event of a restatement of the Company’s reported financials.

Eligibility. Awards may be granted to current and prospective employees, directors, consultants and outside contributors to the Company’s products and services. As of April 4, 2018 we had a total of approximately 603 employees, approximately 16 consultants, approximately 29 outside contributors and 6 non-employee directors who would be eligible to be granted awards from the Amended Plan.

Administration. The Amended Plan will continue to be administered by the Compensation Committee, which consists of non-employee directors. The Compensation Committee has the authority to establish rules and guidelines for the administration of the Amended Plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of awards; amend awards; interpret the Amended Plan and award documents; and make all determinations necessary for the administration of the Amended Plan. The Compensation Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers and directors, provided that the Compensation Committee specifies the total number of shares as to which awards may be granted under such a delegation.

Shares Available for Awards. Subject to stockholder approval of the Amended Plan, 12,950,000 shares plus any unused shares may be subject to stock awards that are granted under the Company’s 1998 Stock Incentive Plan (the “1998 Plan”). Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company. The payment of any award in cash shall not count against this share limit. Shares that are surrendered in payment of the stock option price, and shares which are withheld in order to satisfy federal, state or local tax liability with respect to any award, will count against the share reserve limit. In the event that any stock option or SAR is exercised or settled by delivery of only the net shares representing the appreciation in the common stock, the total number of shares subject to the stock option or SAR will be counted against the Amended Plan’s share reserve limit. The share reserve limit does not apply to any shares that may be issued under awards assumed by the Company in a corporate acquisition or to dividend equivalents that may be awarded as part of other awards and paid in stock. However, effective with respect to awards granted on or after 2018 Annual Meeting, any shares that are subject to awards of stock options or SARs will be counted against this share limit as one share for every one share issued, and any shares issued in connection with awards other than stock options or SARs shall be counted against this share limit as 1.5 shares for every one share issued.

To the extent a stock option or SAR terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 1998 Plan), the shares subject to such award (plus the number of additional shares, if any, that counted against the share reserve limit using the share counting rule in effect at the time the award was granted) shall again be available for distribution in connection with future awards under the Amended Plan.

Minimum Vesting. All stock awards granted under the Amended Plan after the 2018 Annual Meeting will have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the shares available for future distribution under the Amended Plan immediately following the 2018 Annual Meeting may be granted pursuant to stock awards without such minimum vesting requirement. However, this minimum vesting requirement will not limit (i) the Compensation Committee or the Board’s ability to grant stock awards that are subject to agreements providing for accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a change in control, whether set forth in the Amended Plan or otherwise.

Award Limitations. The following limits apply to awards granted under the Amended Plan:

●	Incentive Stock Option Limit. No more than a cumulative total of 11,700,000 shares may be issued with respect to incentive stock options.

●	Limit on Equity Awards. No individual may be granted any combination of stock options, SARs, restricted stock, RSUs, or other stock-based awards with respect to more than 1,000,000 shares in any fiscal year.

●	Limit on Cash Awards. The maximum cash award which may be paid to any individual in any fiscal year (measured at the end of the performance period ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7 million.

●	Limit on Director Compensation. Stock awards granted during a single fiscal year under the Amended Plan or otherwise, if any, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $450,000 in total value for any director serving as the lead director of the Board or Chairman of the Board and $300,000 in total value for any other director, calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. For the avoidance of doubt, neither awards granted or compensation paid to an individual for services as an employee or consultant, nor any amounts paid to an individual as a reimbursement of an expense will count against the foregoing limitation.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award stock options (which may be nonqualified options or incentive stock options) or SARs, each with a maximum term of ten years. Each stock option or SAR must have an exercise price not less than the fair market value of the Company’s stock on the date of grant. Notwithstanding the foregoing, no incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the stock option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant. The repricing or cash-out of underwater options or SARs without stockholder approval is prohibited. The Compensation Committee will establish the vesting schedule for the award as well as the method of payment of the stock option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted stock and RSUs and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives. The Compensation Committee may provide for payment of a RSU award upon vesting or at a later date. The Compensation Committee may determine whether unvested awards entitle the holder to be credited with dividends or dividend equivalents, and if so, the terms on which such amounts will be paid; provided, however, that any dividends and dividend equivalents credited with respect to restricted stock and RSUs will only be paid out if and when the related share or unit vests. Dividends and dividend equivalents credited with respect to any share or unit that does not vest will be forfeited.

Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Compensation Committee may determine.

Cash Awards. The Compensation Committee may grant cash awards which entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award. The performance objectives and amount of the award may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives, and may relate to pre-established performance periods. The Compensation Committee may provide for payment of the award at the end of the performance period or at a later date, and may provide for dividend equivalents or other earnings to be credited on deferred amounts.

Performance Awards. The Compensation Committee may grant performance awards, which may be cash or other awards authorized by the Amended Plan, which are payable upon the achievement of performance goals during performance periods, as established by the Compensation Committee. Performance awards may be based on any one or more of the performance measures set forth below, which may be applied to the Company as a whole or to a subsidiary, business unit, business segment or business line:

(1)	net earnings or net income (before or after taxes);

(2)	earnings per share;

(3)	net sales or revenue growth;

(4)	gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;

(5)	net operating profit (or reduction in operating loss);

(6)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(7)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(8)	earnings before or after taxes, interest, depreciation, and/or amortization;

(9)	gross or operating margins;

(10)	productivity ratios (and/or such ratios as compared to various stock market indices);

(11)	stock price (including, but not limited to, growth measures and total stockholder return);

(12)	stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple);

(13)	expense targets;

(14)	margins;

(15)	operating efficiency;

(16)	market share;

(17)	customer satisfaction;

(18)	employee satisfaction or retention;

(19)	development and implementation of employee or executive development programs (including, but not limited to, succession programs);

(20)	working capital targets;

(21)	economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(22)	market value added;

(23)	debt to equity ratio;

(24)	strategic business goals relating to acquisitions, divestitures and joint ventures;

(25)	business goals relating to web sites operated by the Company;

(26)	business goals relating to advertising on Company web sites; and

(27)	business goals relating to subscriptions to Company products and services.

Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

Any evaluation of performance for any award may include or exclude any objectively verifiable adjustment(s) pre-established by the Compensation Committee, including among other things: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) unusual or infrequently occurring items as determined under generally accepted accounting principles, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses.

Change in Control. The Compensation Committee may provide that awards will become fully or partially vested upon a change in control and may provide that awards will be paid as soon afterwards as permitted under the tax laws. A change in control is deemed to occur in very general terms upon (1) the acquisition of a majority of the Company’s voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute a majority of the Company’s board, (3) a merger in which the Company’s stockholders before the transaction fail to own at least a majority of the voting power of the surviving corporation or the Company’s directors fail to constitute at least a majority of the board of the surviving corporation, (4) the sale of substantially all of the Company’s assets, and (5) stockholder approval of the liquidation of the Company.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, spin-off or distribution of assets, the Board will make adjustments as it deems appropriate to prevent dilution or enlargement of benefits. These adjustments include changing the number and type of shares to be issued under the Amended Plan; changing the per-participant limitation on awards; and changing the number of shares (or amount of other property) subject to outstanding awards and the purchase or exercise price of outstanding awards.

Clawback. In the event of a restatement of incorrect financial results, the Compensation Committee will review all cash and equity awards, that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Section 16 of the Exchange Act) of the Company (i) based on performance during the financial period subject to such restatement or (ii) within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Compensation Committee shall, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on such restated financial results.

Amendments. The Board may amend the Amended Plan from time to time. The Board will seek stockholder approval of material amendments to the Amended Plan as may be required by law, regulation or stock exchange rules. The Compensation Committee may waive conditions or amend the terms of outstanding awards, subject to certain limitations, such as the prohibition on repricing.

Termination. Unless terminated earlier, the Amended Plan will terminate effective April 14, 2025. In addition, the Board may discontinue the Amended Plan at any time, subject to any rights under previously-granted awards.

The statements made in this Proposal 4 concerning terms and provisions of the Amended Plan are summaries and do not purport to be a complete recitation of the Amended Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Amended Plan. A copy of the Amended Plan is attached to this proxy statement as Appendix A and is incorporated by reference herein.

New Plan Benefits

We have approved RSU grants that are conditioned on stockholder approval of the Amended Plan to the persons and groups set forth in the table below.

The table below also includes the RSU grants that our current non-employee directors as a group will receive if they remain a director following the 2018 Annual Meeting. As discussed in further detail in the section entitled “Compensation of Directors” above, pursuant to the terms of our director compensation policy, each of our non-employee directors is entitled to receive an annual RSU grant on the date of each annual meeting of stockholders valued at $60,000 and our Non-Executive Chair will receive an additional annual RSU grant valued at $40,000. In addition, each non-employee director who serves on the Company’s Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee receives, with respect to each such committee membership, an annual stock option grant covering 10,000 shares. As of the date of the 2018 Annual Meeting, such awards will be granted under the Amended Plan.

Name and position	Dollar value		Number of shares
David Callaway	—	(1)	250,000	(2)
President and Chief Executive Officer
Eric Lundberg	—	(1)	200,000	(2)
Chief Financial Officer
Jeff Davis	—	(1)	120,000	(2)
President of Institutional Services
All current executive officers as a group	—	(1)	735,000	(2)
All current directors who are not executive officers as a group	$400,000	(3)	100,000	(4)(5)
All employees, including all current officers who are not executive officers, as a group	—	(1)	1,167,500	(2)

(1)	The actual dollar value of such RSU grants will not be determinable until the grant date.
(2)	Represents the number of RSUs that will be granted to certain executive officers and employees of the Company on the date of the 2018 Annual Meeting, subject to stockholder approval of the Amended Plan.
(3)	Represents the dollar value of RSUs that will be granted to our non-employee directors on the date of the 2018 Annual Meeting.
(4)	Represents the number of shares subject to stock options that will be granted to our non-employee directors on the date of the 2018 Annual Meeting.
(5)	The number of shares covered by the RSU grants is not determinable and therefore, not included because such number is based on the dollar amount of the award divided by the closing price on the grant date.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2007 Plan, since the 2007 Plan became effective through April 4, 2018 other than the contingent grants described above.

Name and position	Number of shares subject to stock awards
David Callaway(1)	0
President and Chief Executive Officer
Eric Lundberg	0
Chief Financial Officer
Jeff Davis	0
President of Institutional Services
All current executive officers as a group	136,000
All current directors who are not executive officers as a group (2)	5,394,115
Each associate of any executive officer, current director or director nominee	0
Each person who received 5% or more of the awards granted under the 2007 Plan

James J. Cramer	3,722,824
Lawrence S. Kramer	770,497
All employees, including all current officers who are not executive officers, as a group	7,386,102

(1)	Mr. Callaway is also a nominee for election as a director.
(2)	All the non-employee directors who are nominees for election as a director are included within this group.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2017, concerning shares of our common stock authorized for issuance under the 2007 Plan and certain inducement stock option grants made pursuant to Nasdaq Listing Rule 5635(c).

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,616,568	$1.48	1,031,601
Equity compensation plans not approved by security holders	3,875,360	$1.45	—

●	Non-qualified stock option grant to Jeff Davis on 11/1/2016 to purchase 200,000 shares, with an exercise price of $0.97 per share.
●	Non-qualified stock option grant to Terri Smith on 9/12/2016 to purchase 150,000 shares, with an exercise price of $1.15 per share.
●	Non-qualified stock option grant to David Callaway on 7/6/2016 to purchase 1,000,000 shares, with an exercise price of $1.19 per share.
●	Non-qualified stock option grant to Heather Mars on 6/27/2016 to purchase 100,000 shares, with an exercise price of $1.20 per share.
●	Non-qualified stock option grant to Robert Kondracki on 6/17/2016 to purchase 100,000 shares, with an exercise price of $1.16 per share.
●	Non-qualified stock option grant to Margaret de Luna on 3/31/2016 to purchase 150,000 shares, with an exercise price of $1.24 per share.
●	Non-qualified stock option grant to Eric Lundberg on 1/19/2016 to purchase 650,000 shares, with an exercise price of $1.36 per share.
●	Non-qualified stock option grant to Elisabeth DeMarse on 3/7/2012 to purchase 1,525,360 shares with an exercise price of $1.80 per share.

With the exception of Elisabeth DeMarse, each of the stock options described above has a seven year term and vests over a period of three years, with one-third vesting after one year from the grant date and the remaining two-thirds vesting in approximately equal monthly increments over the succeeding twenty-four months, subject to continuous service through each vesting date. Elisabeth DeMarse’s stock option has a seven year term and vests over four years, with one quarter vesting after one year from the grant date and the remaining three quarters vesting in approximately equal monthly increments over the succeeding thirty six months, subject to continuous service through each vesting date. Each of the stock options is subject to acceleration or forfeiture upon the occurrence of certain events as set forth in his or her stock option agreement. Elisabeth DeMarse’s stock option has since expired.

Federal Income Tax Consequences

The following is a very general description of some of the basic tax principles that apply to awards under the Amended Plan. The grant of a stock option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a non-qualified stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option generally will result in capital gain or loss. Other awards under the Amended Plan, including stock appreciation rights, restricted stock, RSUs and cash awards, generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods. However, Section 162(m) of the Code generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended Plan. Different tax rules may apply to specific participants and transactions under the Amended Plan.

Vote Required

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the TheStreet, Inc. 2007
Performance Incentive Plan, as amended and restated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 4, 2018 (except as otherwise noted) by (i) each person who is known by us to beneficially own more than 5% of our outstanding common stock, (ii) each director and nominee for director, (iii) each of the named executive officers and other persons named in the Summary Compensation Table, and (iv) all directors and executive officers directors as a group. Unless otherwise indicated, the address of each listed stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005. With respect to the beneficial owners of 5% or more of the Company’s common stock, we have relied upon their beneficial ownership reports as filed with the SEC and internal Company records.

The amounts and percentage of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined “beneficial” ownership of a security to mean, generally, the possession, including shared possession, directly or indirectly, of voting power or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Unless otherwise indicated, we believe that each of the shareholders listed has sole voting and investment power with respect to their beneficially owned shares of our common stock.

The percentages reflect beneficial ownership as of April 4, 2018, as determined under Rule 13d-3 under the Exchange Act and are based on 49,188,853 shares of our common stock outstanding as of that date. In addition, any options exercisable or RSU vesting within 60 days of April 4, 2018 are included in the beneficial ownership of the holder of such option, and the percentage ownership for that holder is calculated by adding the aggregate number of options exercisable or RSUs vesting within 60 days of April 4, 2018 to both the number of shares held by that specific shareholder and the total number of shares outstanding.

Unless otherwise indicated, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Exchange Act.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
Five Percent Stockholders:
180 Degree Capital Corp. (1)	8,136,363	16.5%
Technology Crossover Venture (2)	6,152,377	12.5%
James J. Cramer (3)	3,096,977	6.3%
Cannell Capital LLC (4)	2,950,234	6.0%
Hightower Advisors (5)	3,100,465	6.3%

Directors and Executive Officers:
James J. Cramer (3)	3,096,977	6.3%
Larry S. Kramer (6)	788,031	1.6%
Sarah Fay (7)	397,468	*
Eric F. Lundberg (8)	554,708	1.1%
Stephen Zacharias (9)	372,005	*
Bowers W. Espy (10)	176,686	*
Betsy L. Morgan (11)	135,636	*
Kevin Rendino (12)	8,204,441	16.7%
Jeffrey Davis (13)	105,556	*
David Callaway (14)	635,133	1.3%
All current directors and executive officers as a group (10 persons) (15)	14,767,001	30.0%

*	Represents beneficial ownership of less than 1%.

(1)	Based solely on information contained in a Schedule 13D filed with the SEC on November 14, 2017, includes (i) 4,636,363 shares held of record by 180 Degree Capital Corp. and (ii) 3,500,000 shares held of record by TheStreet SPV Series, a series of 180 Degree Capital Management. The principal business address of 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042.

(2)	Based solely on information contained in a Schedule 13D/A filed with the SEC on November 14, 2017, includes (i) 5,951,946 shares held of record by TCV VI, L.P., (ii) 48,054 shares held of record by TCV Member Fund, L.P. and (iii) 152,377 shares held of record by TCV VI Management, L.L.C. The principal business address of Technology Crossover Ventures and each person or entity listed in this note is 528 Ramona Street, Palo Alto, California 94301.
(3)	Includes 2,540,127 shares of common stock owned directly by Mr. Cramer and 556,850 shares of common stock owned indirectly by Mr. Cramer through Cramer Partners, LLC. Mr. Cramer has the sole power to vote and the sole power to direct the disposition of the shares of which he is the record owner. Cramer Partners, LLC has the sole power to vote and the sole power to direct the disposition of the shares of which it is the record owner.

(4)	Based solely on information contained in a Schedule 13D/A jointly filed by J. Carlo Cannell and Cannell Capital LLC with the SEC on August 1, 2017. Cannell Capital LLC is the investment adviser to various entities, including Tristan Partners, L.P. and Tristan Offshore Fund, Ltd., that in the aggregate own the above-reported shares. J. Carlo Cannell is the managing member of Cannell Capital and each of Mr. Cannell and Cannell Capital LLC may be deemed to beneficially own the above-reported shares. Mr. Cannell possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company. The principal business address of Cannell Capital LLC is 245 Meriwether Circle, Alta, WY 83414.

(5)	Based solely on information contained in a Form 13F filed by Hightower Advisors, LLC with the SEC on February 14, 2018. Hightower Advisors, LLC is an institutional investment manager with sole power to vote and the sole power to direct the disposition of the above-reported shares. The principal business address of Hightower Advisors, LLC is 200 W. Madison, Suite 2500, Chicago, IL 60606.

(6)	Includes 8,652 shares of common stock held directly by Mr. Kramer, 661,852 shares of common stock held indirectly by Mr. Kramer through Lawrence Kramer and Myla Lerner Revocable Trust, 10,000 shares issuable upon exercise of stock options, which are exercisable, and 107,527 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 4, 2018.

(7)	Includes 20,000 shares of common stock issuable upon exercise of stock options, which are exercisable, and 64,517 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 4, 2018.

(8)	Includes 505,570 shares of common stock issuable upon exercise of stock options, which are exercisable within 60 days of April 4, 2018.

(9)	Includes 20,000 shares of common stock issuable upon exercise of stock options, which are exercisable, and 64,517 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 4, 2018.

(10)	Includes 20,000 shares of common stock issuable upon exercise of stock options, which are exercisable, and 64,517 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 4, 2018.

(11)	Includes 20,000 shares of common stock issuable upon exercise of stock options, which are exercisable, and 64,517 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 4, 2018.

(12)	Includes (i) the shares listed in footnote (1) above, which are held of record by 180 Degree Capital Corp., and (ii) 3,333 shares of common stock issuable upon exercise of stock options, which are exercisable within 60 days of April 4, 2018.
(13)	Includes 105,556 shares of common stock issuable upon exercise of stock options, which are exercisable within 60 days of April 4, 2018.
(14)	Includes 611,333 shares of common stock issuable upon exercise of stock options, which are exercisable within 60 days of April 4, 2018.

(15)	Includes a total of 1,444,519 shares issuable upon either the exercise of stock options, which are exercisable, or upon the vesting of RSUs, both within 60 days of April 4, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock to file reports of their ownership and changes in ownership of common stock with the SEC. The Company recently completed an audit of the Section 16(a) reports for each individual required to file such reports for 2017 to determine whether all of their reportable transactions in the Company’s common stock were timely reported and to take any necessary corrective actions. The Company believes that all filing requirements were complied with except as noted below:

●	Mr. Espy did not timely report one transaction and did not timely file one Form 4. Mr. Espy did not report the purchase of 721 shares in the open market on December 6, 2016, which should have been reported on a Form 4. Such transaction was subsequently reported on a Form 5 filed on February 14, 2018.

●	Ms. Fay did not timely report two transactions and did not timely file two Form 4s. Ms. Fay did not timely report the vesting of 35,295 RSUs on May 31, 2017 and the vesting of 40,817 RSUs on January 4, 2017, which each should have separately been reported on a Form 4. Such transactions were subsequently reported on a Form 5 filed on February 14, 2018.

●	Ms. Morgan did not timely report two transactions and did not timely file two Form 4s. Ms. Morgan did not timely report the vesting of 35,295 RSUs on May 31, 2017 and the vesting of 15,824 RSUs on January 3, 2017, which each should have separately been reported on a Form 4. Such transactions were subsequently reported on a Form 5 filed on February 14, 2018.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2018 all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than, December 17, 2018. Such proposals should be directed to TheStreet, Inc., Attention: Secretary, 14 Wall Street, 15th Floor, New York, New York 10005.

Except in the case of proposals made in accordance with Rule 14a-8, the Company’s By-laws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2019 deliver written notice thereof to the Company no earlier than January 18, 2019 and no later than February 17, 2019, and comply with all other applicable requirements of the By-laws. However, in the event that the Annual Meeting of Stockholders in 2019 is called for a date that is more than thirty days before or after the anniversary date of the Annual Meeting of Stockholders in 2018, notice by the stockholder in order to be timely must be received not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders in 2019 was mailed to stockholders or made public. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance notice By-law provision.

The advance notice by stockholders must include the stockholder’s name and address; a description of the class and number of shares of capital stock of the Company owned beneficially or of record by the stockholder; a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; a brief description of the proposed business and the reason for conducting such business at the annual meeting; and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposed business and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board, certain information regarding the nominee must also be provided.

OTHER MATTERS

The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s By-laws was March 2, 2018. As of the date of this Proxy Statement, the Board knows of no matters other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2017 accompanies this proxy statement. The Annual Report, which contains audited financial statements along with other information about the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote their shares over the Internet or by telephone (to the extent available) or execute and return their proxy card or voting instruction form.

By Order of the Board of Directors,

Heather Mars
Secretary of the Company
New York, New York
April 16, 2018

Appendix A

THESTREET, INC.

2007 PERFORMANCE INCENTIVE PLAN

(As Amended and Restated effective May 18, 2018)

SECTION 1	Compensation Philosophy and Purpose

 It is the philosophy of the Compensation Committee of the Board of Directors of TheStreet, Inc. (the “Company”) to enhance shareholders’ long term interests by (i) motivating executive officers to achieve the highest levels of performance; (ii) recruiting and retaining talented employees; (iii) competing with rapidly growing, respected public companies in businesses similar to ours within clear and rational guidelines; and (iv) creating a compensation environment driven by accountability.

 In furtherance of this philosophy, the purpose of TheStreet, Inc. 2007 Performance Incentive Plan (the “Plan”) is to enable the Company and its Related Companies (as defined below) to attract and motivate highly qualified employees, directors, consultants and outside contributors to the products and services of the Company and its Related Companies, align their financial interests with long-term shareholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance. For purposes of the Plan, a “Related Company” means any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act of 1933, as amended.

SECTION 2	Types of Awards

 Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units (RSUs), Other Stock-Based Awards, and Cash Awards.

 Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3	Administration

 3.1       The Plan shall be administered (i) with respect to awards to directors who are not employees, by the Company’s Board of Directors (the “Board”) and (ii) with respect to awards to all other participants, by the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two directors and whose members shall serve at the pleasure of the Board. The Board or committee of the Board which is administering the Plan within the authority granted in the preceding sentence is hereafter referred to as the “Committee.”

 3.2       The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant awards (subject to any limitations contained in the Plan); to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

 (1)       to determine whether and to what extent any award or combination of awards will be granted hereunder;

 (2)       to select the employees, directors, consultants or outside contributors to whom awards will be granted;

 (3)       to determine the number of shares of the common stock of the Company (the “Stock”) to be covered by each award granted hereunder subject to the limitations contained herein;

 (4)       to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the “Performance Objectives”), continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

 (5)       to determine the treatment of awards upon an award holder’s retirement, disability, death, termination for cause or other termination of employment or service;

 (6)       to determine whether amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be credited to the award holder or (ii) that the award holder has no rights with respect to such dividends;

 (7)       to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and further provided, that unless specifically approved by the stockholders the Committee shall have no power to (i) amend the terms of previously granted Stock Options or SARs to reduce the option price or base price of such awards, or (ii) cancel any outstanding Stock Option or SAR that has an option price or base price greater than the current fair market value of the Stock in exchange for cash or other awards under the Plan;

 (8)       to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan;

 (9)       to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A of the Internal Revenue Code (the “Code”);

 (10)       to determine, pursuant to a formula or otherwise, the fair market value of the Stock on a given date; provided, however, that unless the Committee determines that a different measure is more appropriate, the fair market value of the Stock shall be the closing price of the Stock (on such exchange or market as is determined by the Committee to be the primary market for the Stock) on the date in question or, if the date in question is not a trading day on such market, then the trading day immediately following the date in question;

 (11)       to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

 (12)       to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

 (13)       to the extent permitted by law, to delegate to a committee of two or more officers of the Company the authority to grant awards to employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934; provided, however, that any such delegation shall be set forth in a resolution of the Committee that specifies the total number of shares as to which awards may be granted under such delegation and any other limitations as may be imposed by the Committee; and

 (14)       to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

3.3       The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a subsidiary, business unit, business segment or business line, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index that the Committee deems appropriate:

(1)	Net earnings or net income (before or after taxes);

(2)	Earnings per share;

(3)	Net sales or revenue growth;

(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;

(5)	Net operating profit (or reduction in operating loss);

(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(8)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(9)	Gross or operating margins;

(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);

(11)	Stock price (including, but not limited to, growth measures and total shareholder return);

(12)	Stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple)

(13)	Expense targets;

(14)	Margins;

(15)	Operating efficiency;

(16)	Market share;

(17)	Customer satisfaction;

(18)	Employee satisfaction or retention;

(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);

(20)	Working capital targets;

(21)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(22)	Market value added;

(23)	Debt to equity ratio;

(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures;

(25)	Business goals relating to web sites operated by the Company or a Related Company;

(26)	Business goals relating to advertising on the Company or a Related Company’s web sites; and

(27)	Business goals relating to subscriptions to the Company or a Related Company’s products and services.

The Committee may provide in any Cash Award or other Performance Award that any evaluation of performance may include or exclude any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee, including among other things: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) unusual or infrequently occurring items as determined under generally accepted accounting principles, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses.

3.4       All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.

3.5       The Committee may act by a majority of its members at a meeting (present in person or by conference telephone), by unanimous written consent or by any other method of director action then permitted under the General Corporation Law of the State of Delaware.

SECTION 4	Stock Subject to Plan

 4.1       The total number of shares of Stock which may be issued under the Plan shall be 12,950,000 shares plus any unused shares authorized for awards under the Company’s 1998 Stock Incentive Plan (the “1998 Plan”), in each case subject to adjustment as provided in Section 4.5 (the “Share Limit”). Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company. The payment of any award in cash shall not count against the Share Limit. For purposes of this Section 4.1, effective with respect to stock awards granted on or after the 2018 annual meeting of stockholders, any shares of Stock that are subject to awards of Stock Options or Stock Appreciation Rights shall be counted against the Share Limit as one share for every one share issued, and any shares issued in connection with awards other than Stock Options and Stock Appreciation Rights shall be counted against the Share Limit stated in this Section 4.1 as 1.5 shares for every one share issued. No more than 11,700,000 shares may be granted with respect to incentive stock options (subject to adjustment as provided in Section 4.5). In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Company may assume or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the Share Limit under this Plan. Any dividend equivalents that are granted with respect to other awards under this Plan and are paid in shares shall also not count against the Share Limit for the Plan.

 4.2       To the extent a Stock Option or Stock Appreciation Right terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 1998 Plan), the shares subject to such award (plus the number of additional shares, if any, that counted against the Share Limit using the share counting rule in effect at the time the award was granted) shall again be available for distribution in connection with future awards under this Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability with respect to any award, shall count against the Share Limit. In the event that any Stock Option or SAR is exercised or settled by delivery of only the net shares representing the appreciation in the Stock, the total number of shares subject to the Stock Option or SAR shall be counted against the Share Limit.

 4.3       No individual shall be granted Stock Options, SARs, Restricted Stock, RSUs, or Other Stock-Based Awards, or any combination thereof with respect to more than 1,000,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.5). The maximum Cash Award which may be paid to any individual in any fiscal year (measured at the end of the performance period or periods ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7,000,000.

 4.4       Stock awards granted under the Plan or otherwise during any one fiscal year to any director for services on the Board, taken together with any cash fees paid by the Company to such director during such fiscal year for services on the Board, will not exceed $450,000 in total value for any director serving as the lead director of the Board or chair of the Board and $300,000 in total value for any other director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), including for this purpose, the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. For the avoidance of doubt, neither stock awards granted or compensation paid to an individual for services as an employee or consultant, nor any amounts paid to an individual as a reimbursement of an expense shall count against the foregoing limitation.

 4.5       In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, reverse split, spin-off, split-up, split-off, extraordinary dividend, distribution of assets or other change in corporate structure affecting the Stock such that an adjustment is determined by the Board in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year or which may be granted with respect to incentive stock options, (iii) the number and kind of shares or other property subject to outstanding awards, (iv) the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards, and (v) the Share Limit, and the limit on incentive stock options and the limits on stock awards described in Sections 4.1 and 4.3, respectively.

 In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board or the Committee may take such action as it in its discretion deems appropriate to (i) subject to any limitations imposed by Section 409A of the Code, accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations or entities, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he or she would have received in such transaction in exchange for such shares of Stock (or the fair market value thereof in cash), and/or (v) provide that Stock Options and SARs shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options or SARs shall terminate.

 No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

 The Board’s determination as to which adjustments shall be made under this Section 4.5 and the extent thereof shall be final, binding and conclusive.

4.6       Notwithstanding anything in this Section 4, all stock awards granted under the Plan after the 2018 annual meeting of stockholders will have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the shares available for future distribution under the Plan immediately following such annual meeting may be granted pursuant to stock awards without such minimum vesting requirement. However, this minimum vesting requirement will not limit (i) the Committee’s ability to grant stock awards that are subject to agreements providing for accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a Change of Control, whether set forth in the Plan or otherwise.

SECTION 5	Eligibility

 Employees, directors, and consultants of the Company or a Related Company, and outside contributors to products and services of the Company or a Related Company are eligible to be granted awards under the Plan. In addition, awards may be granted to prospective employees, directors, consultants or outside contributors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or Related Company. Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent or subsidiary of the Company (as those terms are defined in Section 424 of the Code). The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6	Stock Options

 6.1       The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option is either designated as a Non-Qualified Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

 6.2       Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)        Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, but shall not be less than the fair market value of the Stock on the date of grant of the Stock Option. The date of grant of any Stock Option shall be the date of Committee approval of the Stock Option or a prospective date specified by the Committee, and for prospective employees, shall be no earlier than the first day of employment.

(2)        Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall have a term longer than ten years.

(3)        Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

(4)        Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic), specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted “cashless exercise” in which the optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) application of shares subject to the Stock Option to satisfy the option price, (v) any other manner permitted by law, or (vi) any combination of the foregoing.

(5)        No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(6)        Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

(7)        Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.

(8)        Termination of Employment. Following the termination of an optionee’s employment or service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(2), a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

6.3       Notwithstanding the provisions of Section 6.2, Incentive Stock Options shall be subject to the following additional restrictions:

(1)       No Incentive Stock Option shall have an option price which is less than 100% of the fair market value of the Stock on the date of grant of the Incentive Stock Option (or, with respect to prospective employees, on the first day of employment).

(2)       No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

(3)       No Incentive Stock Option shall be awarded more than ten years after March 30, 2007, the date of Board approval of the Plan.

(4)       No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is granted.

(5)       The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

(6)       An optionee’s right to exercise an Incentive Stock Option shall be subject to the optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(7)       Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution. During the optionee’s lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

 The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

 6.4       Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate to prevent dilution or enlargement of the benefits under the prior award, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7	Stock Appreciation Rights

 A Stock Appreciation Right (“SAR”) shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof as determined by the Committee, equal in value to the excess of the fair market value of a share of Stock on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that no SAR shall have a base price below the fair market value of the Stock on the date of grant or a term longer than ten years. The award shall specify the number of shares of Stock as to which the SAR is granted.

SECTION 8	Restricted Stock

 Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)       The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Related Companies, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

(2)       Stock certificates representing the Restricted Stock awarded shall be registered in the award holder’s name (or the holder shall be recorded as the owner of the shares on the books of the Company), but the Committee may direct that such certificates be held by the Company or its designee on behalf of the award holder (or that transfer restrictions be placed on the shares). Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), (or the award holder (or his or her designated beneficiary in the event of death) shall be duly recorded as the owner of the shares on the books of the Company), in each case free of all restrictions.

(3)       The Committee may provide that the award holder shall have the right to vote and/or be credited with dividends on Restricted Stock. Any dividends credited to Restricted Stock shall be distributed to the award holder (with or without interest or other earnings, as provided at the discretion of the Committee) only if, when and to the extent the related shares of Restricted Stock vest. Dividends credited with respect to any shares of Restricted Stock that do not vest shall be forfeited.

(4)       Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

(5)       The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock.

SECTION 9	Restricted Stock Units

 Subject to the following provisions, all awards of Restricted Stock Units (“RSUs”) shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)       The Restricted Stock Unit award shall specify the consideration (if any) to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit award. The consideration to be paid (if any) by the Participant for each share of Stock subject to a Restricted Stock Unit award may be paid in any form of legal consideration that may be acceptable to the Committee, in its sole discretion, and which is permissible under applicable law.

(2)       At the time of the grant of a Restricted Stock Unit award, the Committee may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit award as it, in its sole discretion, deems appropriate.

(3)       A Restricted Stock Unit award may be settled by the delivery of shares of Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the Restricted Stock Unit award agreement. In addition, the Committee may provide that such shares or their cash equivalent be settled or paid following vesting or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

(4)       Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before the RSU has vested, his or her RSU award shall be forfeited.

(5)       The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award. In addition, the Committee shall not accelerate the payment of a RSU if such acceleration would violate Section 409A of the Code.

(6)       The Committee may provide that the award holder shall be credited with dividend equivalents with respect to RSUs. Such dividend equivalents shall be equal in value to the dividends that are paid by the Company on an equivalent number of shares of Stock and shall be settled in cash or shares to the award holder (with or without interest or other earnings, as provided at the discretion of the Committee) only if, when and to the extent the related RSUs vest. Dividend equivalents credited with respect to any RSU that does not vest shall be forfeited.

SECTION 10	Other Stock-Based Awards

 The Committee may grant Other Stock-Based Awards, which shall consist of any right that is not an award described in Sections 6, 7, 8 or 9 hereof and that is denominated or payable in Stock, or valued in whole or in part by reference to or otherwise based on or related to Stock (including, without limitation, securities convertible into Stock). The Committee shall determine the terms and conditions of any such award, subject to any limitations contained in the Plan.

SECTION 11	Cash Awards

 11.1       The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the Performance Objectives and other terms and conditions set forth in the award. At the time of grant of a Cash Award, the Committee shall specify the applicable Performance Objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the Performance Objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the Performance Objectives). The Committee may determine that a Cash Award shall be payable upon achievement of any one Performance Objective, or any one of several Performance Objectives, or that two or more of the Performance Objectives must be achieved as a condition to payment of a Cash Award.

 11.2       The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the extent earned, shall be payable, and may require all or a portion of the Cash Award to be deferred and payable only upon satisfaction of continued employment or other specified conditions. The Committee may also permit all or a portion of a Cash Award to be deferred at the award holder’s election, subject to Section 409A of the Code. Deferred portions of a Cash Award may be credited with interest, deemed invested in Stock, or deemed invested in such other investments as the Committee may specify.

 11.3       The following additional requirements shall apply to Cash Awards to executive officers (within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”)):

(1)       the Performance Objectives shall be established by the Committee not later than the earlier of (i) 90 days after the beginning of the applicable performance period, or (ii) the time 25% of such performance period has elapsed;

(2)       the Performance Objectives shall be objective and the achievement of such Performance Objectives shall be substantially uncertain;

(3)       the amount of the Cash Award payable upon each level of achievement of the Performance Objectives must be objectively determinable, except that the Committee shall have the right to reduce (but not increase) the amount payable, in its sole discretion; and

(4)       prior to payment of any Cash Award, the Committee shall certify in writing that the Performance Objectives have been satisfied.

SECTION 12	Tax Withholding

 Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder.

 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have the minimum amount of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award.

SECTION 13	Beneficiary of Award Holder

 13.1       Each award holder shall have the right, at any time, to designate any person or persons as such person’s Beneficiary or Beneficiaries (both primary and contingent) to whom payment in respect of the award holder’s awards under this Plan shall be paid in the event of the award holder’s death. Each Beneficiary designation shall become effective only when filed in writing with the Company during the award holder’s lifetime on a form provided by the Company. If an award holder is married, his or her designation of Beneficiary or Beneficiaries other than his/her spouse or his/her estate shall not be effective unless the Beneficiary designation has been signed by the spouse and notarized.

 13.2       If an award holder fails to designate a Beneficiary as provided above or if all designated Beneficiaries predecease the award holder, payment of the holder’s awards shall be made to the holder’s estate.

SECTION 14	Clawback

 In the event of a restatement of incorrect financial results, the Committee will review all cash and equity awards, that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Section 16 of the Exchange Act) of the Company (i) based on performance during the financial period subject to such restatement or (ii) within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Committee shall, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on such restated financial results.

SECTION 15	Amendments and Termination

 15.1       The Plan will continue in effect until April 14, 2025, unless earlier terminated in accordance with Section 15.2.

 15.2       The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

 15.3       The Committee may amend the terms of any award prospectively or retroactively, subject to the limitations set forth in Section 3.2(7) hereof.

 15.4       Notwithstanding the foregoing provisions of this Section 15, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines such amendment is necessary or appropriate to comply with Section 409A of the Code.

 15.5       Notwithstanding any other provision of the Plan or of any award, the Committee shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards (or, to the extent permitted under Section 409A of the Code, to terminate all awards subject to Section 409A of the Code) and distribute amounts payable under such awards immediately prior to or within 12 months after the occurrence of a change in control event (as defined under Section 409A).

SECTION 16	Change of Control

 16.1       In the event of the consummation of a Change of Control, if (and only to the extent) so determined by the Committee and specifically documented in either a special form of agreement at the time of grant or an amendment to an existing agreement, in each case on an individual-by-individual basis:

(1)       all or a portion (as determined by the Committee) of outstanding Stock Options and/or SARs awarded to such individual under the Plan shall become fully exercisable and vested; and

(2)       the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards, RSU awards and/or Other Stock-Based Awards under the Plan held by such individual shall lapse and such shares and awards shall be deemed fully vested.

In addition, the Committee may, in its sole discretion, determine the treatment of Cash Awards upon a Change of Control and, to the extent permitted under Section 409A of the Code, accelerate the payment date of all or any portion of an award holder’s RSU awards and Cash Awards upon a Change of Control.

 16.2       A “Change of Control” means the happening of any of the following:

(1)       the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date and any of its or their employee benefit plans) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company;

(2)       the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the effective date of this Plan and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

(3) the date of consummation of a merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of voting securities of the Company, or (y) where the members of the Company’s Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger;

(4)       the sale of all or substantially all of the assets of the Company; or

(5)       the date of approval by the stockholders of the Company of a plan of complete liquidation of the Company.

 To the extent required for compliance with Section 409A of the Code, in no event will a Change of Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

SECTION 17	General Provisions

 17.1       Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or the issuance, sale or delivery of any shares of Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option or SAR shall be suspended, such award shall not be granted, and/or the shares subject to such award will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 17.1.

 17.2       Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including arrangements providing for the issuance of Stock. Nothing in the Plan nor any award hereunder shall confer upon any award holder any right to continued employment or service with the Company or a Related Company, or interfere in any way with the right of any such company to terminate such employment or service.

 17.3       Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

 17.4       No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

 17.5       Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

 17.6       Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Related Company and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award holder acquires a right to receive payments from the Company or any Related Company pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

 17.7       The Plan and all awards hereunder shall be governed by the laws of the State of New York without giving effect to conflict of laws principles.

 17.8       This Plan became effective on March 30, 2007, subject to approval of the Company’s stockholders at the 2007 annual meeting. The Plan was as amended and restated, on May 27, 2010, April 12, 2013, and April 14, 2015, subject to approval of the Company’s stockholders at the 2010 annual meeting, 2013 annual meeting, and 2015 annual meeting, respectively, which was obtained in each case. The Plan, as currently amended and restated, shall become effective upon its approval by the Company’s stockholders at the 2018 annual meeting.

VOTE BY INTERNET - www.proxyvote.com
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 James Cramer 02 Bowers Espy 03 Kevin Rendino

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP as TheStreet, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3. To approve the compensation of TheStreet, Inc.'s named executive officers as described in the Proxy Statement (this vote is advisory and non-binding)	☐	☐	☐
4. To approve TheStreet, Inc. 2007 Performance Incentive Plan, as amended and restated.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000375424_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

THESTREET, INC.
Annual Meeting of Stockholders
May 18, 2018
This proxy is solicited by the Board of Directors

The undersigned stockholder of TheStreet, Inc. (the "Company") hereby appoints David Callaway, Eric Lundberg and Heather Mars with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote all shares of Common Stock, $0.01 par value, of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 18, 2018, at 9:00 a.m. Eastern Daylight Time at the offices of Orrick, Herrington & Sutcliffe LLP,51 West 52nd Street, New York, New York 10019, upon such business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote these shares unless you sign and return this card. **Unless a contrary direction is indicated this Proxy will be voted "FOR" all nominees in Proposal 1, "FOR" Proposals 2, 3, and 4, and in accordance with the judgment of the proxyholder upon any other business as may properly come before the Annual Meeting.** If specific instructions are indicated, this Proxy will be voted in accordance therewith.

0000375424_2 R1.0.1.17

Continued and to be signed on reverse side